UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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◻	Preliminary Information Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14C-5(d)(2))

☒	Definitive Information Statement

FANTEX, INC.

(Name of Registrant as Specified In Its Charter)

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FANTEX, INC.

330 Townsend Street, Suite 234

San Francisco, California 94107

INFORMATION STATEMENT

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDER

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these transactions, passed upon the merits or fairness of these transactions or passed upon the adequacy or accuracy of the disclosure in the Information Statement. Any representation to the contrary is a criminal offense.

As used herein (except as expressly indicated or unless the context otherwise requires), references to “the Company,” “we,” “our” and “us” refer to Fantex, Inc., and references to “Fantex Holdings,” or our “parent” refer to Fantex Holdings, Inc.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding and voting shares of stock of Fantex, Inc., a Delaware corporation (the “Company”). The purpose of this Information Statement is to provide notice that Fantex Holdings, Inc. (“Fantex Holdings”), the holder of approximately 94.2% of the outstanding shares of the common stock of the Company, par value $0.0001 per share (including each outstanding series of tracking stock, the “Common Stock”), has, by written consent, approved of the corporate actions described below. The Board of Directors of the Company (the “Board”) has fixed the close of business on December 1, 2016 as the record date for the determination of stockholders who are entitled to receive this Information Statement.

The Board and Fantex Holdings have approved amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at an exchange ratio of 1-for-200 shares of outstanding Common Stock (the “Reverse Split”), promptly followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”). Such amendments will not change the par value per share or the number of authorized shares of Common Stock. Holders of less than one share of Fantex Series Vernon Davis Convertible Tracking Stock, Fantex Series EJ Manuel Convertible Tracking Stock, Fantex Series Mohamed Sanu Convertible Tracking Stock, Fantex Series Alshon Jeffery Convertible Tracking Stock, Fantex Series Michael Brockers Convertible Tracking Stock and Fantex Series Jack Mewhort Convertible Tracking Stock as a result of the Reverse Split will be cashed out at the rate of $2.73 per pre-split share of Fantex Series Vernon Davis Convertible Tracking Stock, $1.91 per pre-split share of Fantex Series EJ Manuel Convertible Tracking Stock, $12.41 per pre-split share of Fantex Series Mohamed Sanu Convertible Tracking Stock, $11.08 per pre-split share of Fantex Series Alshon Jeffery Convertible Tracking Stock, $10.59 per pre-split share of Fantex Series Michael Brockers Convertible Tracking Stock and $12.29 per pre-split share of Fantex Series Jack Mewhort Convertible Tracking Stock.  Holders of at least one share of a particular tracking stock as a result of the Reverse Split will not be entitled to receive any cash payment in regards to that series. In addition, registered holders of the Company’s Fantex Sports Portfolio 1 Units will not be entitled to receive any cash payment, and the total number of Units and the total number of shares of Common Stock included in each such Unit will not change as a result of the Reverse/Forward Split.

The proposed Certificate of Amendment to the Company’s Certificate of Incorporation effecting the reverse stock split is attached to this Information Statement as Annex A-1 (the “Reverse Split Amendment”) and the proposed Certificate of Amendment to the Company’s Certificate of Incorporation effecting the forward stock split is attached to this Information Statement as Annex A-2 (the “Forward Split Amendment”). The Reverse Split Amendment will become effective upon its filing with the Office of the Secretary of State of the State of Delaware not sooner than 20 calendar days following the date this Information Statement is first furnished to our stockholders. The Forward Split

Amendment will become effective upon its filing with the Office of the Secretary of State of the State of Delaware, expected to be the day following the effective date of the Reverse Split Amendment.

Although the Reverse/Forward Split has been approved by the holders of the requisite majority of the shares of our Common Stock, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Split before it becomes effective, if it determines that abandoning the Reverse/Forward Split is in the best interests of the Company or its stockholders.

The intended effect of the Reverse/Forward Split is to ensure that the number of record holders of our Common Stock will be below 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse/Forward Split has the intended effect, we will file to deregister our Common Stock with the SEC. We will in such case no longer be required to file periodic reports with the SEC, although stockholders will be entitled to access of certain Company information under Delaware law. The Company expects that the deregistration of its Common Stock under the Exchange Act will eliminate the significant expense required to comply with its Exchange Act reporting obligations and the SEC’s proxy rules. The Company estimates the annual savings to be approximately $550,000 in tangible expenses, in addition to considerable saved senior management time and effort spent on compliance and disclosure matters attributable to the Company’s Exchange Act filings, instead of managing and growing our business. The purpose of the Reverse/Forward Split is to provide small stockholders (holding fewer than 200 shares) with a liquidity event whereby their shares will be converted to cash.

Under Section 228 of the Delaware General Corporation Law, which is not otherwise restricted by our certificate of incorporation, stockholder action may be taken by written consent without a meeting of stockholders and the Reverse/Forward Split may be approved by the written consent of the holders of a majority of our Common Stock. Accordingly, your approval is not required and is not being sought. You do not have dissenters’ rights of appraisal.

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse/Forward Split cannot become effective until at least 20 calendar days after the date this Information Statement has been filed with the SEC and has been furnished to the Company’s stockholders. We anticipate filing the amendments to the Company’s Certificate of Incorporation with the State of Delaware after the expiration of the 20-day period, and such amendments are expected to become effective on or about January 20, 2017 (the “Effective Date”). The Company will pay all costs associated with the distribution of this Information Statement to the Company’s stockholders, including the costs of printing and mailing. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Notice to the beneficial owners of the Common Stock held of record by them.

This Information Statement will serve as notice required under Section 228(e) of the Delaware General Corporation Law.

This Information Statement is dated December 22, 2016 and is first being furnished to our stockholders on or about December 28, 2016.

Information Statement Materials

The Company is furnishing this Information Statement to stockholders of the Company via mailing printed copies of these materials to each stockholder. The Company is not soliciting proxy or consent authority, but is furnishing an information statement pursuant to 17 C.F.R. §240.14c-2.

TABLE OF CONTENTS

Page

Summary of Term Sheet	1
Special Factors	8
Structure of the Reverse/Forward Split	8
Dissenter’s and Appraisal Rights	9
Background and Cost	9
Reasons for the Reverse/Forward Split	10
Strategic Alternatives Considered	11
Fairness of the Reverse/Forward Split to Stockholders	11
Procedural Fairness of the Reverse/Forward Split	17
Federal Income Tax Consequences of the Reverse/Forward Split	18
Termination of Exchange Act Registration	21
Certain Information Concerning the Company	21
Effect of the Reverse/Forward Split on the Number of Authorized and Issued Shares	22
Trading Market and Price	23
Dividends Paid by the Company	25
Prior Offerings	26
Stock Purchases by the Company and Certain Affiliates of the Company	26
Identity and Background of the Directors and Officers of the Company and Fantex Holdings	27
Security Ownership of Certain Beneficial Owners and Management	31
Interest in Securities of the Company	33
Past Contacts, Transactions, Negotiations and Agreements	33
Golden Parachute Compensation of any Officers as a Result of the Reverse/Forward Split	35
Potential Reinstatement of Reporting Obligations	36
Financial Information	36
Summary Financial Information	37
Delivery of Information Statement Materials to Households	38
Where You Can Find More Information	39
Annex A-1	40
Annex A-2	42

SUMMARY OF TERM SHEET

We are providing this summary term sheet for your convenience. It highlights material information in this Information Statement, but you should realize that it does not describe all of the details of the Reverse/Forward Split (as defined below) to the same extent that such details are described in the body of this Information Statement. We urge you to read the entire Information Statement and the related letter of transmittal carefully because they contain the full details of the Reverse/Forward Split. This summary term sheet is qualified in its entirety by reference to the more detailed information appearing elsewhere in, or accompanying, this Information Statement and the attached amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

Q:	What is the Reverse/Forward Split?

A:

The Company’s Board and the holders of a majority of the Company’s Common Stock have approved amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, at an exchange ratio of 1-for-200 shares of outstanding Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s outstanding Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”). Such amendments will not change the par value per share or the number of authorized shares of Common Stock. Holders of less than one share of Fantex Series Vernon Davis Convertible Tracking Stock, Fantex Series EJ Manuel Convertible Tracking Stock, Fantex Series Mohamed Sanu Convertible Tracking Stock, Fantex Series Alshon Jeffery Convertible Tracking Stock, Fantex Series Michael Brockers Convertible Tracking Stock and Fantex Series Jack Mewhort Convertible Tracking Stock as a result of the Reverse Split will be cashed out at the rate of $2.73 per pre-split share of Fantex Series Vernon Davis Convertible Tracking Stock, $1.91 per pre-split share of Fantex Series EJ Manuel Convertible Tracking Stock, $12.41 per pre-split share of Fantex Series Mohamed Sanu Convertible Tracking Stock, $11.08 per pre-split share of Fantex Series Alshon Jeffery Convertible Tracking Stock, $10.59 per pre-split share of Fantex Series Michael Brockers Convertible Tracking Stock and $12.29 per pre-split share of Fantex Series Jack Mewhort Convertible Tracking Stock.  Holders of at least one share of a particular tracking stock as a result of the Reverse Split will not be entitled to receive any cash payment in regards to that series. In addition, registered holders of Units will not be entitled to receive any cash payment, and the total number of Units and the total number of shares of Common Stock included in each such Unit will not change as a result of the Reverse/Forward Split.

The proposed Certificate of Amendment to the Company’s Certificate of Incorporation effecting the reverse stock split is attached to this Information Statement as Annex A-1 (the “Reverse Split Amendment”) and the proposed Certificate of Amendment to the Company’s Certificate of Incorporation effecting the forward stock split is attached to this Information Statement as Annex A-2 (the “Forward Split Amendment”). The Reverse Split Amendment will become effective upon its filing with the Office of the Secretary of State of the State of Delaware not sooner than 20 calendar days following the date this Information Statement is first furnished to our stockholders. The Forward Split Amendment will become effective upon its filing with the Office of the Secretary of State of the State of Delaware, expected to be the day following the effective date of the Reverse Split Amendment.

Q:	What is the purpose of the Reverse/Forward Split?

A:

The Reverse/Forward Split is part of the Company’s plan to terminate the registration of its Common Stock and suspend its reporting requirements under the Exchange Act. The Reverse/Forward Split is considered a “going private” transaction as defined in Rule 13e-3, which was promulgated under the Exchange Act, because certain stockholders will be cashed out as a result of the Reverse Split, which will likely cause our Exchange Act reporting obligations to become eligible for suspension under Rule 12h-3 or Section 15(d) of the Exchange Act and cause our Common Stock to become eligible for termination of registration under Rule 12g-4 and Section 12(g) of the Exchange Act. Accordingly, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. The Schedule 13E-3 is available on the SEC’s website at http://www.sec.gov or from the Company (including the Investor Relations page on the Company’s website at www.fantexbrands.com. Upon deregistration of its Common Stock under the Exchange Act and provided the Common Stock following the Reverse/Forward Split is held of record by fewer than 300 persons, the Company expects that the deregistration will eliminate the significant expense that had been required of the Company to comply with its Exchange Act reporting obligations and the SEC’s proxy rules. The Company estimates the annual savings to be approximately $550,000 in expenses, in addition to considerable saved senior management time and effort spent on compliance and disclosure matters attributable to the Company’s Exchange Act filings, instead of managing and growing our business.

Q:	Is any action required on my part, such as to vote?

A:

No action is required on your part.  Your approval is not required and is not being sought.  The holders of a majority of the Company’s Common Stock have already approved the Reverse/Forward Split. Under Section 228 of the Delaware General Corporation Law, which is not otherwise restricted by our certificate of incorporation, stockholder action may be taken by written consent without a meeting of stockholders and the Reverse/Forward Split was approved by the written consent of the holders of a majority of our Common Stock. Based on 107,115,633 issued and outstanding shares of Common Stock as of November 16, 2016, the approval of holders of at least 53,557,817 shares was required to approve the Reverse/Forward Split.

Q:	Am I entitled to any appraisal or dissenter’s rights?

A:	Stockholders will not be entitled to appraisal or dissenter’s rights as a result of the Reverse/Forward Split under Delaware law or our governance documents.

Q:	Will the business plan or operations of the Company change as a result of the Reverse/Forward Split?

A:

The Reverse/Forward Split is not expected to affect in and of itself our current business plan or operations, except for the anticipated cost and management time savings associated with deregistration of the Company’s Common Stock.

Q:	Will Fantex remain a public company after the completion of the Reverse/Forward Split?

A:

If we reduce the number of our stockholders of record below 300, we will remain a public company.  However, we plan to terminate the registration of our Common Stock under the Exchange Act, suspend our reporting requirements under the Exchange Act and become a “non-reporting entity.”

Q:	What does the Board of Directors of the Company think of the Reverse/Forward Split?

A:

The Board and the holder of a majority of the outstanding shares of Common Stock of the Company voted in favor of and authorized the Reverse/Forward Split.  The Board determined that the Reverse/Forward split is fair to and in the best interest of all of our stockholders, including the stockholders who will be cashed out and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Split.  The Board established the cash consideration to be paid to redeem shares of holders of less than one share as a result of the Reverse Split in a good faith determination based upon fairness and other factors the Board deemed relevant, as described in more detail herein.

Q:	What are some of the advantages of the Reverse/Forward Split?

A:

The Board believes that the Reverse/Forward Split will have, among others, the following advantages:

• Because the number of our stockholders will be fewer than 300, we will terminate the registration of our Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports pursuant to Section 15(d) of the Exchange Act, which will eliminate the significant tangible and intangible costs of being a public company. Because we would no longer have to incur external auditor fees, consulting and legal fees related to being a public company, including expenses related to compliance, planning, documentation and testing in preparation for the internal controls audit imposed by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we estimate annual tangible costs savings of approximately $550,000 annually.

• We will be able to provide greater liquidity for the relatively large number of stockholders holding fewer than 200 shares of our Common Stock.

• We will be able to eliminate the obligation to publicly disclose sensitive, competitive business information.

• Our management will be able to better focus on our business’s long-term goals and objectives.

• The Company will be able to achieve the overhead reduction associated with the Reverse/Forward Split without negatively affecting our business operations.

See also the information in the section entitled “Special Factors—Reasons for the Reverse/Forward Split” in this Information Statement.

Q:	What are some of the disadvantages of the Reverse/Forward Split?

A:

The Board believes that the Reverse/Forward Split will have, among others, the following disadvantages:

• Stockholders owning fewer than 200 shares of the Company’s Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be stockholders of the Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value. After the Company becomes a non-reporting entity, it is anticipated that the Company’s Common Stock will be tradable in the OTC Markets, or the “grey sheets.” However, there may be limited liquidity for the Common Stock and you may not be able to purchase or sell the Common Stock at all or at prices you desire.

• Stockholders holding the Company’s Common Stock following the Reverse/Forward Split and subsequent filing to become a non-reporting entity may no longer have the information that is currently provided in our filings with the SEC pursuant to the Exchange Act regarding such matters as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and named executive officers, and Company securities held by our directors, officers and major stockholders. In addition, it is likely that there will be limited liquidity for the Common Stock and that trading of shares may only continue in privately negotiated sales. As a result, you may not be able to purchase or sell the Common Stock at all or at prices you desire.

• Our stockholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act applicable to the Company and our directors, officers and major stockholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14, the stock ownership reporting rules under Section 13, provisions relating to personal attestation by officers about accounting controls and procedures, potential criminal liability regarding the disclosure by the Company and provisions relating to restrictions on lending.

• There is the potential for renewed applicability of public reporting requirements if continuing stockholders transfer shares of Common Stock in a manner that results in the Company having more than 500 record holders who are not accredited investors or 2,000 record holders (in either case, provided the Company has total assets exceeding $10 million).

Q:	What are some of the factors that the Board considered in approving the Reverse/Forward Split?

A:

The Board considered several factors in approving the Reverse/Forward Split, including the following:

• The Board’s discussions and conclusions about the fairness of the price of $2.73 per pre-split share of Fantex Series Vernon Davis Convertible Tracking Stock, $1.91 per pre-split share of Fantex Series EJ Manuel Convertible Tracking Stock, $12.41 per pre-split share of Fantex Series Mohamed Sanu Convertible Tracking Stock, $11.08 per pre-split share of Fantex Series Alshon Jeffery Convertible Tracking Stock, $10.59 per pre-split share of Fantex Series Michael Brockers Convertible Tracking Stock and $12.29 per pre-split share of Fantex Series Jack Mewhort Convertible Tracking Stock to be paid following the Reverse Split to Company stockholders of owning fewer than 200 shares (see “Fairness of the Reverse/Forward Split to Stockholders” for a more detailed description of the Board’s discussions and conclusions);

• The fact that a significant number of Company stockholders hold a small percentage of the outstanding Common Stock of the Company (as of December 1, 2016, approximately 860 of the Company’s approximately 1,054 stockholders held fewer than 200 shares of outstanding Common Stock of the Company).

• The decision to cash out these stockholders could provide them with an opportunity to receive cash for their holdings without having to pay brokers fees to sell the shares at a stock price that may not exceed the amount of the brokerage fees they would be required to pay.

• The size of the Reverse/Forward Split and the fact that a negligible percentage of outstanding Common Stock of the Company will be cashed out (as of December 1, 2016, approximately 24,000 shares out of 107,115,633 issued and outstanding shares, or approximately 0.02%).

• The projected tangible and intangible cost savings to the Company by terminating its public reporting obligations under the Exchange Act.

Q:	What are the interests of directors and executive officers of the Company in the Reverse/Forward Split?

A:

As a result of the Reverse/Forward Split, there is no material increase in percentage of ownership of Common Stock of directors and executive officers that own Common Stock will experience individually. There are no plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of any employment contract with any executive officer.

Q:	What is the total cost of the Reverse/Forward Split to the Company?

A:

We estimate that we will pay up to approximately $131,000 to cash out holders of less than one share of a series of tracking stock as a result of the Reverse Split.  In addition, we anticipate incurring approximately $90,000 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Split.  We currently have the financial resources to complete the Reverse/Forward Split.

Q:	Will my shares be cashed out in the Reverse/Forward Split and, if so, what will I receive for my shares?

A:

Holders of less than one share of Fantex Series Vernon Davis Convertible Tracking Stock, Fantex Series EJ Manuel Convertible Tracking Stock, Fantex Series Mohamed Sanu Convertible Tracking Stock, Fantex Series Alshon Jeffery Convertible Tracking Stock, Fantex Series Michael Brockers Convertible Tracking Stock and Fantex Series Jack Mewhort Convertible Tracking Stock as a result of the Reverse Split will be cashed out at the rate of $2.73 per pre-split share of Fantex Series Vernon Davis Convertible Tracking Stock, $1.91 per pre-split share of Fantex Series EJ Manuel Convertible Tracking Stock, $12.41 per pre-split share of Fantex Series Mohamed Sanu Convertible Tracking Stock, $11.08 per pre-split share of Fantex Series Alshon Jeffery Convertible Tracking Stock, $10.59 per pre-split share of Fantex Series Michael Brockers Convertible Tracking Stock and $12.29 per pre-split share of Fantex Series Jack Mewhort Convertible Tracking Stock.

Holders of at least one share of any of the Company’s outstanding series of the Common Stock as a result of the Reverse Split will not be entitled to receive any cash payment with respect to any such series.

In addition, registered holders of the Units will not be entitled to receive any cash payment, and the total number of Units and the total number of shares of Common Stock included in each such Unit will not change as a result of the Reverse/Forward Split.

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Q:	If I own fewer than 200 pre-split shares of any series of tracking stock on the Effective Date, how and when will I be paid?

A:

You will receive a cash payment in the amount of $2.73 per pre-split share of Fantex Series Vernon Davis Convertible Tracking Stock, $1.91 per pre-split share of Fantex Series EJ Manuel Convertible Tracking Stock, $12.41 per pre-split share of Fantex Series Mohamed Sanu Convertible Tracking Stock, $11.08 per pre-split share of Fantex Series Alshon Jeffery Convertible Tracking Stock, $10.59 per pre-split share of Fantex Series Michael Brockers Convertible Tracking Stock and $12.29 per pre-split share of Fantex Series Jack Mewhort Convertible Tracking Stock owned by you. You will receive such payment on or shortly after January 24, 2017.

However, registered holders of the Company’s Units will not be entitled to receive any cash payment, and the total number of Units and the total number of shares of Common Stock included in each such Unit will not change as a result of the Reverse/Forward Split.

Stockholders who hold shares in a book-entry account are not required to take any action to receive a cash payment.

In the event we are unable to locate certain stockholders, any funds payable to such stockholders pursuant to the Reverse/Forward Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

Q:	What are the United States federal tax consequences?

A:

We believe that any stockholders who continue to hold Common Stock immediately after the Reverse/Forward Split, and who receive no cash as a result of the Reverse Split, should not recognize any gain or loss or dividend income as a result of the Reverse/Forward Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse/Forward Split.

We believe that a stockholder who receives cash in the Reverse/Forward Split (i.e., a stockholder who holds less than one share of a series of tracking stock as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, (i) a corporate taxpayer (other than an S corporation) may be allowed a dividends received deduction subject to applicable limitations and other special rules, and (ii) dividends received by non-corporate taxpayers may be eligible for preferential tax rates.

See the information set forth below under the caption “Federal Income Tax Consequences of the Reverse/Forward Split.”

SPECIAL FACTORS

Structure of the Reverse/Forward Split

On November 16, 2016, our entire Board by written consent in lieu of a meeting, approved the Reverse/Forward Split and certain amendments to the Company’s Certificate of Incorporation required in order to effectuate the Reverse/Forward Split. On November 16, 2016, the holders of a majority of outstanding shares of the Company’s Common Stock, by written consent in lieu of a meeting, approved the Reverse/Forward Split and certain amendments to the Company’s Certificate of Incorporation required in order to effectuate the Reverse/Forward Split. Copies of the proposed Certificates of Amendment to the Certificate of Incorporation are attached as Annexes A-1 and A-2.

The Company has only one class of securities entitled to vote on the Reverse/Forward Split. Each share of Common Stock has the right to one vote. As of December 1, 2016 (the “Record Date”), there were 107,115,633 shares of Common Stock issued and outstanding. The Reverse/Forward Split was approved by the written consent of the holder of 100,939,556.474 shares or 94.2% of the issued and outstanding shares of Common Stock as of November 16, 2016.

The Reverse/Forward Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 200 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 200 shares of Common Stock. Holders of less than one share of Fantex Series Vernon Davis Convertible Tracking Stock, Fantex Series EJ Manuel Convertible Tracking Stock, Fantex Series Mohamed Sanu Convertible Tracking Stock, Fantex Series Alshon Jeffery Convertible Tracking Stock, Fantex Series Michael Brockers Convertible Tracking Stock and Fantex Series Jack Mewhort Convertible Tracking Stock as a result of the Reverse Split will be cashed out at the rate of $2.73 per pre-split share of Fantex Series Vernon Davis Convertible Tracking Stock, $1.91 per pre-split share of Fantex Series EJ Manuel Convertible Tracking Stock, $12.41 per pre-split share of Fantex Series Mohamed Sanu Convertible Tracking Stock, $11.08 per pre-split share of Fantex Series Alshon Jeffery Convertible Tracking Stock, $10.59 per pre-split share of Fantex Series Michael Brockers Convertible Tracking Stock and $12.29 per pre-split share of Fantex Series Jack Mewhort Convertible Tracking Stock.

Beneficial owners of at least one share of any of the Company’s outstanding series of tracking stock as a result of the Reverse Split will not be entitled to receive any cash payment with respect to such shares.

In addition, beneficial owners of the Company’s Fantex Sports Portfolio 1 Units will not be entitled to receive any cash payment, and the total number of Units and the total number of shares of Common Stock included in each such Unit will not change as a result of the Reverse/Forward Split.

The Reverse/Forward Split can be illustrated with the following examples:

a.

Stockholder A holds 100 pre-split shares of each of Fantex Series Vernon Davis Convertible Tracking Stock, Fantex Series EJ Manuel Convertible Tracking Stock, Fantex Series Mohamed Sanu Convertible Tracking Stock, Fantex Series Alshon Jeffery Convertible Tracking Stock, Fantex Series Michael Brockers Convertible Tracking Stock and Fantex Series Jack Mewhort Convertible Tracking Stock. After the Effective Date, Stockholder A will receive a total of $5,101 in cash, consisting of $273 for shares of Fantex Series Vernon Davis Convertible Tracking Stock, $191 for shares of Fantex Series EJ Manuel Convertible Tracking Stock, $1,241 for shares of Fantex Series Mohamed Sanu Convertible Tracking Stock, $1,108 for shares of Fantex Series Alshon Jeffery Convertible Tracking Stock, $1,059 for shares of Fantex Series Michael Brockers Convertible Tracking Stock and $1,229 for shares of Fantex Series Jack Mewhort Convertible Tracking Stock.

b.

Stockholder B holds 350 pre-split shares of each of Fantex Series Vernon Davis Convertible Tracking Stock, Fantex Series EJ Manuel Convertible Tracking Stock, Fantex Series Mohamed Sanu Convertible Tracking Stock, Fantex Series Alshon Jeffery Convertible Tracking Stock, Fantex Series Michael Brockers

Convertible Tracking Stock and Fantex Series Jack Mewhort Convertible Tracking Stock. After the Reverse/Forward Split, Stockholder B will hold still hold 350 shares of each tracking stock

Stockholders who hold shares in a book-entry account are not required to take any action to receive a cash payment.

Although the Reverse/Forward Split has been approved by the holders of the requisite majority of the shares of Common Stock of the Company, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Split prior to the proposed Effective Date if it determines that abandonment is in the best interests of the Company or the stockholders. Factors that may lead the Board to abandon the Reverse/Forward Split may include, among other things, increased transaction costs to consummate the transaction, changes in the current economic environment, and an adverse response from the markets in which the Company operates or adverse responses from our stockholders. If such a determination to abandon the Reverse/Forward Split is made by the Board, our stockholders would be notified through the filing of a Current Report with the SEC on Form 8-K.

The Reverse/Forward Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Split.

Dissenter’s and Appraisal Rights

The Delaware General Corporation Law does not provide for dissenter’s rights or appraisal rights for the Reverse/Forward Split.

Background and Cost

The Board has determined that the Reverse/Forward Split is fair to and in the best interest of all of our stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Split.

The Reverse/Forward Split is not expected to affect in and of itself our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations to file periodic reports under the Exchange Act with the SEC. Once we deregister our Common Stock under the Exchange Act, we will not be required to provide our stockholders with periodic, annual, quarterly or other reports regarding the Company, although we may, in our discretion, provide certain information to our stockholders on an annual basis. We do not intend, but may in our discretion elect, to distribute press releases for material and other events. We will continue to hold meetings as required under Delaware law, including annual meetings, or to take actions by written consent of stockholders in lieu of meetings. Under Delaware Law, stockholders will be entitled to (i) the stock ledger; (ii) a list of stockholders and (iii) the Corporation’s other books and records.

We estimate that we will pay approximately $131,000 to cash out holders of less than one share as a result of the Reverse Split. In addition, we anticipate incurring approximately $90,000 in advisory, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Split. The Company has sufficient cash on hand to cover the cost of cashing out holders of less than one share as a result of the Reverse Split and the related fees and costs of implementing the Reverse/Forward Split and this Information Statement. The Company will not be using borrowed funds to finance the cost of the Reverse/Forward Split, there are no conditions relating to the use of the cash to cover the cost of the Reverse/Forward Split, and there are no alternative financing arrangements or alternative financing plans in place to cover the ultimate cost of the Reverse/Forward Split. The estimated costs consist of the following, although actual costs may vary.

Department	Cost
Legal	$30,000
Accounting	30,000
Printing	6,000
Distribution	5,000
Administrative	29,000
Total	$90,000

The following officers of the Company were utilized to prepare and file the Information Statement and this statement: Cornell “Buck” French, President, Chief Executive Officer; William Garvey, Chief Legal Officer, and Secretary, and Ted Monohon, Chief Accounting Officer, Vice President and Controller. No other persons are directly or indirectly employed, retained or compensated to make solicitations or recommendations in connection with this transaction.

Reasons for the Reverse/Forward Split

The primary purpose of the Reverse/Forward Split is to ensure that the number of holders of our Common Stock will be below 300 so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act. For some time, the Company’s board of directors has expressed concern about the expense of continuing to comply with the periodic reporting requirements of the Exchange Act given the small size of the Company, the financials and operating losses of the Company, and the extremely low trading volume of shares of our Common Stock. The Board therefore decided to consider whether it should remain a reporting company. The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost, including the cost and tangible and intangible burdens associated with compliance with the Sarbanes-Oxley Act of 2002.

The Board believes that the significant costs are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe that we are in a position to use our status as a public company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital.

Our Common Stock’s limited trading volume and public float have also hindered our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding publicly traded stock. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. Because the Common Stock has been thinly traded, any attempt to trade a large block of shares in the public markets, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

The overall executive time expended on the preparation and review of our public filings is likely to continue to increase rather than decrease. Since we have relatively few executive personnel, these indirect costs can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Split is effected and we cease filing periodic reports with the SEC, the time currently devoted by management to our public company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our stockholders. The Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with periodic reporting to the SEC by consummating the Reverse/Forward Split at this time rather than continue to subject the Company to these burdens.

Strategic Alternatives Considered

While considering the merits of the Reverse/Forward Split, the Board and certain of the Company’ affiliates, Fantex Holdings, David Beirne and Cornell “Buck” French (such affiliates, collectively, the “Holdings Affiliates”), evaluated a number of strategic alternatives. In evaluating the risks and benefits of each strategic alternative, the Board and the Holdings Affiliates determined that the Reverse/Forward Split would be the simplest and most cost-effective approach to achieve the purposes described above. The Board and Holdings Affiliates considered the following alternatives:

•

Self-tender offer. The Board and Holdings Affiliates considered a “self-tender offer” pursuant to which the Company would undertake a tender offer to purchase outstanding shares of its tracking stocks from unaffiliated stockholders. Because the Board and Holdings Affiliates determined that this alternative would be considerably more costly to the Company than the Reverse/Forward Split, the Board and Holdings Affiliates rejected this alternative.

•

Purchase of shares in the open market. The Board and Holdings Affiliates also considered a stock repurchase program, but determined that it is unlikely that open market purchases would achieve the desired reduction in the number of our stockholders to below 300. In particular, due to the high transaction costs, the extremely low trading volume of our tracking stocks, and the number of stockholders who hold a small number of shares, the Board and Holdings Affiliates determine that the process of consummating such a large number of individually negotiated transactions would be unduly time-consuming and expensive relative to the Reverse/Forward Split.

•

Maintaining the status quo. The Board and Holdings Affiliates also considered taking no action to reduce the number of our stockholders. However, due to the significant and increasing costs of being an Exchange Act reporting company, the fact that the Company has not been able to realize many of the benefits that publicly-traded companies sometimes realize and other factors enumerated elsewhere in this Information Statement, such as the operating losses of the Company, the Board and Holdings Affiliates determined that maintaining the status quo would be detrimental to all stockholders. In particular, the Company would continue to incur the expenses of being a public company without realizing the benefits of public company status.

Fairness of the Reverse/Forward Split to Stockholders

The Company and Holdings Affiliates are each independently required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it or he (as the case may be) reasonably believes that a going private transaction, such as the Reverse/Forward Split, is fair or unfair to its unaffiliated stockholders. The Board, by unanimous approval on behalf of the Company, and each of the Holdings Affiliates, independently and in their capacities as affiliates of the Company, have made that determination and, for the reasons set forth below, have reached a decision that the Reverse/Forward Split is fair to the unaffiliated stockholders.

In cashing out fractional shares held by stockholders in connection with the Reverse/Forward, Split, the Company has determined to pay such stockholders the higher of the fair value of such shares as determined by the independent valuation firm described below and the Company’s own internal estimates of fair value. The Board and each of the Holdings Affiliates believes that this cash out value represents the best opportunity for the small holders of its tracking stocks to liquidate their holdings at fair value. In coming to the determination that the Reverse/Forward Split is fair to the unaffiliated stockholders, the Board, on behalf of the Company, considered a number of factors as set forth below. Each of the Holdings Affiliates, in determining whether he or it believes that the Reverse/Forward Split is fair to the Company’s unaffiliated stockholders, expressly adopted the factors considered by the Board.

Internal Valuations

In assessing the fairness of the Reverse/Forward Split to the unaffiliated stockholders, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, considered our own internal periodic valuations of our outstanding series of tracking stocks. We have entered into brand contracts with 20 professional athletes pursuant to which we have acquired a minority interest in specified categories of the future income of such athletes (referred to herein as “acquired brand income” or “ABI”), and have created seven series of convertible tracking stocks that are intended to track and reflect the economic performance of the related brand contract(s) with the associated athletes. On a not less than quarterly basis, we complete a valuation of each of our tracking stocks, although we generally do not update the on-field statistical performance data used in our valuation models, including those that we use to estimate career longevity and potential future playing contracts, more frequently than on an annual basis based on a full season of on-field statistical performance data, or at such time as there is a material event that we believe would have a long-term material impact on these estimates and the potential brand income resulting from these estimates.

In analyzing the value per share of our tracking stocks, we use attributed net equity for each tracking stock as our basis for determining fair value.  We attribute the following assets and liabilities to each of our tracking stocks to arrive at attributed net equity as follows:

•

a fixed percentage of our ABI from each brand contract associated with a tracking stock which percentage of ABI is determined at the time such tracking stock is established and which percentage is 95% of the income from the related brand contract(s) for each of our outstanding series of tracking stocks other than Fantex Series Professional Sports Convertible Tracking Stock;

•

any and all of our liabilities, costs and expenses that are directly attributable to such tracking stock, such as our direct costs arising out of our promotion of the brand(s) linked to such tracking stock or arising out of or related to the maintenance and enforcement of the related brand contract(s), except that we do not attribute any of the expenses or costs related to any of our offerings of our tracking stocks (other than underwriting commissions as applicable for any offering) or incurred by us or our parent in connection with any brand development activities prior to the consummation of the offering of any tracking stock;

•

a pro rata share of our general liabilities, costs and expenses not directly attributable to any specific tracking stock (calculated based on attributable income), but excluding any non‑cash expenses that are allocated from our parent to us;

•

as income, any portion of ABI from a brand contract that we do not receive as a result of any debtor relief law in an amount equal to the difference between any amounts we actually receive under such brand contracts and the amounts to which we would have otherwise been entitled but for such debtor relief law (which amount we refer to as a “covered amount”); and,

•	as an expense, the pro rata share of any covered amounts relating to any tracking stock (including the pro rata share of any covered amounts for such tracking stock).

We also attribute the following additional assets and liabilities to a tracking stock:

•

all net income or net losses from the assets and liabilities that are included in such tracking stock and all net proceeds from any disposition of any such assets, in each case, after deductions to reflect any dividends paid to holders of such tracking stock; and

•	any acquisitions or investments made from assets that are included in such tracking stock.

In determining fair value, we believe that items of cash and cash equivalents, amounts due to us under a brand contract from the contract party and amounts due to our parent are all sufficiently close to realization that their book values are equivalent to fair value. No discounts to their values were assumed in our tracking stock fair value assessment.

The valuation process for our brand contract assets was completed as of September 30, 2016 and we did not update the on-field statistical performance data used in our valuation models, including those that we used to estimate career longevity and potential future playing contracts.

Our internal valuation professionals are responsible for estimating fair value based on various factors including:

•	current playing contract including: amounts, duration, incentive provisions, guaranteed portions, if any, termination and other important terms;
•	current endorsement contracts, if any, including amounts, duration and contract terms;
•	age and health (including injuries) of the individual associated with the brand, duration of career to date and prospects for additional future contracts, both playing and endorsement;
•	potential future playing and endorsement contracts, including duration and value;
•	position and data specific to that position focused on estimating longevity of career;
•	reported contract value increases or decreases for other comparable players by position and status they hold among their peers in order to estimate future contract values;
•	professional sports league imposed salary caps if appropriate; and
•	risk free cost of capital.

In addition, we consider a number of qualitative factors to develop estimates used in our models, including:

•	the stated aspirations and goals of the contract party;
•	certain intangibles of the contract party, including media relationships, communication ability, “likeability,” demand as a product endorser, personal drive and ambition;
•	social footprint (for example, number of Twitter followers);
•	the market in which the contract party performs and how that may impact the number and amount of endorsement opportunities;
•	the reach of the brand of the contract party;
•	value of TV contracts and the rate of growth in those contracts; and
•	attendance trends in the contract party’s primary field of performance.

We consider these factors to estimate brand income for use in a discounted cash flow model. These estimates include amounts based on existing contracts as well as our estimates of amounts to be received for anticipated future contracts. With respect to existing contracts we consider that certain amounts are reasonably assured of realization, but that most earnings from existing contracts depend on continued satisfactory performance.

To determine the amount of the purchase price of a brand contract and a current fair value we apply discount rates to our estimates of earnings. In general, we apply lower discount rates to amounts associated with existing contracts, particularly portions of those contracts that have a higher degree of certainty of payment, and higher discount rates to amounts associated with future potential earnings under existing contracts and to potential earnings under anticipated future contracts. Further, discount rates rise over time to reflect that uncertainty increases over time.

Our internal valuation professionals document their considerations of this data that is then reviewed by management, including our Chief Executive Officer and Chief Accounting Officer. The approved valuation is used to determine the fair value of the brand contract.

The following table shows the results of our September 30, 2016 valuations (unaudited) for each of the brand contracts related to a tracking stock that is subject to being cashed out in the Reverse-Forward stock split:

	September 30, 2016 (Unaudited)
				Attributed Value
Contract	Brand Contract Fair Value	Fantex ABI Percentage	Fantex Value	Tracking Stock (95%)	Platform Common (5%)
Vernon Davis Brand Contract	$7,438,303	10.0%	$743,830	$706,639	$37,192
EJ Manuel Brand Contract	$9,966,740	10.0%	$996,674	$946,840	$49,834
Mohamed Sanu Brand Contract	$17,471,947	10.0%	$1,747,195	$1,659,835	$87,360
Alshon Jeffery Brand Contract	$70,051,630	13.0%	$9,106,712	$8,651,376	$455,336
Michael Brockers Brand Contract	$36,604,994	10.0%	$3,660,499	$3,477,474	$183,025
Jack Mewhort Brand Contract	$34,274,691	10.0%	$3,427,469	$3,256,096	$171,373

For the brand contracts listed above, in accordance with our management and attribution policies, we attribute assets, liabilities, income and expenses to our tracking stocks to reflect or "track" the economic performance of the associated brand contract. Accordingly, we have attributed 95% of the ABI from the brand contracts to the associated tracking stock and expenses directly attributable to those tracking stocks, such as promotional and marketing-related expenses. We also assign a share of our general liabilities and expenses, such as the management fee from our parent, to the tracking stocks.

Per our attribution policy, we then attributed the assets and liabilities of each tracking stock, resulting in the per share fair value calculations as of September 30, 2016 (unaudited) for the below tracking stocks that are subject to being cashed out in connection with the Reverse/Forward Split.

	September 30, 2016 (Unaudited)
	Fantex Series Vernon Davis	Fantex Series EJ Manuel	Fantex Series Mohamed Sanu	Fantex Series Alshon Jeffery	Fantex Series Michael Brockers	Fantex Series Jack Mewhort
Cash	$73,252	$7,179	$34,971	$12,218	$2,435	$2,142
Amounts Due from Athlete	57,674	27,102	18,811	328,235	351,296	12,488
Other Assets	105,260	-	-	-	-	-
Brand Contract at Fair Value	706,639	946,840	1,659,835	8,651,376	3,477,474	3,256,096
Attributed Assets	$942,825	$981,121	$1,713,617	$8,991,829	$3,831,206	$3,270,726

Due to Parent	10,826	2,219	25,541	6,531	1,751	1,522
Dividend Payable	-	-	-	-	-	-
Attributed Liabilities	$10,826	$2,219	$25,541	$6,531	$1,751	$1,522

Attributed Net Equity	$931,999	$978,902	$1,688,075	$8,985,298	$3,829,455	$3,269,204

Shares Outstanding	421,100	523,700	164,300	835,800	362,200	268,100

Fair Value Per Share	$2.21	$1.87	$10.27	$10.75	$10.57	$12.19

This methodology is consistent with the valuation process we used to determine the attributed asset and liability values disclosed in our quarterly and annual reports filed under the Exchange Act as well as our recent private placement offering completed in July 2016.

For further information regarding our methods for estimating our contract parties’ projected career length and player contract values, see Note 5  to our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

Third Party Valuation Reports

In assessing the fairness of the Reverse/Forward Split to the unaffiliated stockholders, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, also considered the valuation reports prepared by an independent third party valuation firm, Timan LLC, or Timan, with respect to the value of the tracking stocks. The

Timan valuation reports did not, however, contain any opinion with respect to the fairness of the Reverse/Forward Split, and neither the Board, on behalf of the Company, nor any of the Holdings Affiliates based its fairness determination on the reports prepared by Timan.

In analyzing the value per share of the Company’s tracking stocks, Timan utilized a discounted cash flow model to calculate the net present value of the Company’s future expected cash flows under its brand contracts. Timan determined that the discounted cash flow model was the most appropriate valuation methodology for determining the fair market value of the tracking stocks because an investment in any tracking stock is characterized by a series of cash flows under the brand contract with a terminal value pay-out of approximately nil. To determine the net present value of the Company’s future expected cash flows under its brand contracts, Timan applied different discount rates to cash flows under the brand contracts based on the likelihood that such cash flows will occur and the expected timing of such cash flows. These discount rates were determined by high-yield bond market yields, adjusted to take into consideration the prices at which shares of the Company’s tracking stocks were sold (as part of the Units comprised of fractional shares of tracking stocks) to third-parties in an arms-length private placement transaction that closed in July 2016.  The Timan valuations of the tracking stocks were based on the contractual value of the brand assets related to the applicable tracking stock, as required by the Company’s certificate of incorporation, did not include any discount for lack of marketability or liquidity nor any minority interest discount (including that such series of tracking may not have the rights contractually or otherwise, to receive dividends). The Timan valuations also considered recent sales of tracking stock in the open market and historical market prices.

Based on the analyses described above, Timan concluded that the fair market values per share of the Company’s tracking stocks were as follows:

	Value as of August 31, 2016
Name of Convertible Tracking Stock	High Scenario (1)	Low Scenario (2)	Fair Value Per Share (3)	Discount Rate (4)
Fantex Series Vernon Davis Convertible Tracking Stock	$2.70	$1.43	$2.20	7.83%
Fantex Series EJ Manuel Convertible Tracking Stock	$1.90	$1.36	$1.84	7.33%
Fantex Series Mohamed Sanu Convertible Tracking Stock	$12.32	$7.15	$9.91	6.33%
Fantex Series Alshon Jeffery Convertible Tracking Stock	$10.92	$9.18	$10.54	11.08%
Fantex Series Michael Brockers Convertible Tracking Stock	$9.06	$7.80	$8.94	8.83%
Fantex Series Jack Mewhort Convertible Tracking Stock	$12.13	$9.59	$11.98	12.53%
(1)	Represents the high end of the fair value range of the tracking stock as estimated by Timan, LLC.
(2)	Represents the low end of the fair value range n of the tracking stock as estimated by Timan LLC.
(3)	Represents the fair value as estimated by Timan LCC computed using a weighted number derived 10% from a disclosed price history value and 90% from a discounted cash flow analysis value.
(4)	Discount rate used by Timan LLC in its discounted cash flow analysis.

	Value as of September 30, 2016
Name of Convertible Tracking Stock	High Scenario (1)	Low Scenario (2)	Fair Value Per Share (3)	Discount Rate (4)
Fantex Series Vernon Davis Convertible Tracking Stock	$2.73	$1.44	$2.22	7.74%
Fantex Series EJ Manuel Convertible Tracking Stock	$1.91	$1.37	$1.85	7.24%
Fantex Series Mohamed Sanu Convertible Tracking Stock	$12.41	$7.20	$9.97	6.24%
Fantex Series Alshon Jeffery Convertible Tracking Stock	$11.08	$9.30	$10.67	10.99%
Fantex Series Michael Brockers Convertible Tracking Stock (5)	$10.59	$9.54	$10.32	8.24%
Fantex Series Jack Mewhort Convertible Tracking Stock	$12.29	$9.70	$12.12	12.44%
(1)	Represents the high end of the fair value range of the tracking stock as estimated by Timan, LLC.
(2)	Represents the low end of the fair value range of the tracking stock as estimated by Timan LLC.
(3)	Represents the fair value as estimated by Timan LCC computed using a weighted number derived 10% from a disclosed price history value and 90% from a discounted cash flow analysis value.
(4)	Discount rate used by Timan LLC in its discounted cash flow analysis.
(5)

The increase in fair value per share for Fantex Series Michael Brockers from the prior valuation of August 31, 2016 is a result of a new 3 year, $33 million contract extension signed by Michael Brockers in September, 2016 with the Los Angeles Rams. The fair value calculation includes the new contract extension cash flows which differed in both amounts and discount rates from the cash flow estimates used in the previous valuation.

The Board determined to engage Timan to conduct a valuation of each outstanding tracking stock effected by the Reverse/Forward Split based on Timan’s familiarity with the Company and its business. Founded in 2006, Timan has completed valuation analyses for more than 2,500 companies in a variety of industries. The personnel assigned to this engagement has more than 20 years of financial services experience, including experience gained prior to joining Timan. Such experience is also broadly based both in terms of industries and transactions for which such personnel provided financial advisory services. During the past two years, Timan has prepared reports evaluating the fair value of Fantex Holdings’ Common Stock for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended. During such time, Timan has received aggregate compensation of $5,100 for the year ended December 31, 2015 and $10,000 for the nine months ended September 30, 2016, in connection with the preparation of such fair value reports. Because of Timan’s familiarity with the Company and its business, the Board did not consider any other alternative independent valuation firms.

In conducting the valuation of the Company’s tracking stocks, Timan relied on principally information received from the Company, including management responses to questionnaires and other supplemental documents and financial information. Timan did not undertake to further verify the supplemental documents or financial information.

The Company instructed Timan to conduct its valuation of the tracking stocks in accordance with the definition of “Fair Value” in the Company’s certificate of incorporation. The Company did not otherwise impose any other limitations on the scope of Timan’s valuations.

The reports prepared by Timan will be made available for inspection and copy at the principal executive offices of the Company and Holdings Affiliates during regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing. See “Where You Can Find More Information” below.

Previous Purchase Prices

In assessing the fairness of the Reverse/Forward Split to the unaffiliated stockholders, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, also took into account (i) the purchase prices paid by third party purchasers of the Company’s unit securities in its private placement of such securities on July 22, 2016, (ii) the purchase prices paid by the Company when it repurchased shares of its tracking stocks from the Holdings Affiliates in connection with the private placement of the Units, and (iii) the purchase prices paid by the Holdings Affiliates in the initial public offerings of tracking stocks occurring within the past two years. Although the foregoing purchase prices derived directly from the Company’s internal valuations of the fair value of the tracking stocks, as described above under “—Internal Valuations,” the Board and the Holdings Affiliates gave such purchase prices additional weight (compared to the weight ascribed to its own internal valuation analyses) because the purchase prices were paid by independent third-party purchasers following arms-length negotiations, except to the extent purchased by Holdings or its affiliates.

Current and Historical Market Prices

In assessing the fairness of the Reverse/Forward Split to the unaffiliated stockholders, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, did not give significant weight to current or historical market prices. With respect to current market prices, following the closure in August 2016 of the alternative trading system (“ATS”) operated by Company’s affiliated broker-dealer, Fantex Brokerage Services LLC (“FBS”), the tracking stocks are no longer listed on any securities exchange or other trading Platform, and there have been no trades since that time. Prior to that time, there was very limited liquidity of the shares of the Company’s tracking stocks, and historical market prices of the tracking stocks were lower than what the Board and the Holdings Affiliates believed to be fair values of the tracking stocks.

Other Valuation Factors

In assessing the fairness of the Reverse/Forward Split to the unaffiliated stockholders, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, also took into account the attributed net book value for shares of our tracking stocks, because the attributed net book value for the tracking stocks is equivalent to the fair value of the tracking stocks. In addition, the Board and Holdings Affiliates took into account the Company’s current tangible and intangible assets, overall financial condition, anticipated expenses, financing prospects, current and potential strategic relationships and competitive developments in the Company’s line of business.

The Board and Holdings Affiliates did not give any weight to the liquidation value of the brand assets underlying the Company’s tracking stocks, because the Company’s certificate of incorporation requires that the assessment of fair value exclude any discount for lack of marketability or liquidity or any minority interest discount (including that such series may not have the rights contractually or otherwise, to receive dividends).

Neither the Company and nor any Holdings Affiliate is aware of any firm offer made by an unaffiliated person during the past two years for the merger or consolidation of the Company, the sale or other transfer of all or any substantial part of the assets of the Company, or a purchase of the Company’s securities that would enable to holder to exercise control over the Company.

Procedural Fairness of the Reverse/Forward Split

As stated above, the Board, on behalf of the Company, and the Holdings Affiliates are each independently required, under Item 1014(a) of Regulation M-A (17 C.F.R. §229.1014), to determine whether it or he reasonably believes that a going private transaction, such as the Reverse/Forward Split, is procedurally fair or unfair to its unaffiliated stockholders. The Board, on behalf of the Company, and each of  the Holdings Affiliates, in their capacities as affiliates of the Company, have made that determination and, for the reasons set forth below, has reached a decision that the Reverse/Forward Split is procedurally fair to all unaffiliated stockholders, including both (i) stockholders who will receive cash payments in connection with the Reverse/Forward Split and will not be continuing stockholders of the Company and (ii) stockholders who will retain an equity interest in the Company.

In reaching this conclusion, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, considered that there is currently very limited liquidity of these shares and what little trading activity there has been has been at prices lower than what the Board and the Holdings Affiliates believe is fair value. Absent the Reverse/Forward Split, the Board and Holdings Affiliates believe that the small, unaffiliated stockholders whose fractional shares are cashed out in the Reverse/Forward Split would likely not have another opportunity for liquidity in the foreseeable future.

In addition, the Board, on behalf of the Company, and each of the Holdings Affiliates, on its own behalf, considered that Fantex Holdings would continue to control over 94% of the voting shares of the Company after the Reverse/Forward Split, such that the Reverse/Forward Split would not cause a change in control of the Company and the interests of remaining stockholders would not be substantially diminished. Further, the cash out of certain stockholders in connection with the Reverse/Forward Split is anticipated to affect fewer than 24,000 shares, or approximately 0.02%, of the Common Stock of the Company.

The Reverse/Forward Split was approved unanimously by the Board, including all of the directors of the Company who are not employees of the Company. No director dissented to or abstained from voting on the Reverse/Forward Split. The Board did not create a Special Committee or retain independent counsel in light of the Board’s determination that the interests of its stockholders were protected by the independent directors on the Board who voted unanimously to approve the Reverse/Forward Split.

The Board determined not to condition the approval of the Reverse/Forward Split on approval by a majority of stockholders being cashed out for several reasons. First, these holders are necessarily very small holders with a very limited number of shares. In order to reach a majority vote by such holders the Company would have to expend significant resources soliciting such shareholders to return a proxy card, and the Board believes that even with a solicitation effort many of these holders might still not vote. In that case the Company would be at risk of expending significant resources on a proxy statement and special meeting process without the costs savings that would result from the Reverse/Forward Split and ability to deregister.

The Board also did not retain an unaffiliated representative to act solely on behalf of the unaffiliated cashed-out stockholders for purposes of negotiating the terms of the Reverse/Forward Split or preparing a report concerning the fairness of the Reverse/Forward Split. The Board determined not to retain such a representative because a majority vote of such unaffiliated stockholders is not required under Delaware law and therefore retaining a representative of such stockholders would not affect the outcome of the transaction.

The Board did not grant cashed-out stockholders access to our corporate files, except as provided under Delaware law. The Board determined that this Information Statement, together with our other filings with the SEC, provides adequate information for cashed-out stockholders.

The Board also determined that the process leading up to the approval of the Reverse/Forward Split was procedurally fair to the stockholders because of the structural fairness of the Reverse/Forward Split.

U. S. Federal Income Tax Consequences of the Reverse/Forward Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse/Forward Split that may be relevant to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse/Forward Split.

This discussion is limited to holders who hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	persons that are not U.S. Holders (as defined below);
•	persons subject to the alternative minimum tax;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of the Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of the Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF SHARES OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Stockholders Who Retain their Shares of Common  Stock Post Reverse/Forward Split

We believe that a U.S. Holder who does not receive any cash in the Reverse/Forward Split generally should not recognize gain or loss or have dividend income upon the Reverse/Forward Split. Such a U.S. Holder should generally have the same adjusted tax basis and holding period in their shares of Common Stock as they had in such stock immediately prior to the Reverse/Forward Split.

We believe that a stockholder who receives cash in the Reverse/Forward Split (i.e., a stockholder who holds less than one share as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer (other than an S corporation) may be allowed a dividend received deduction subject to applicable limitations and other special rules.

Stockholders Who Receive Cash

We believe that a U.S. Holder who receives cash in the Reverse/Forward Split (i.e., a stockholder of record who holds less than one share of Common Stock as a result of the Reverse Split) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on the holder’s situation, the transaction will be taxed as either: (a) a sale or exchange of the redeemed shares, in which case the U.S. Holder will recognize gain or loss equal to the difference between the cash payment and the U.S. Holder’s tax basis for the redeemed shares; or (b) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of the Company’s allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the U.S. Holder ’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares. Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Amounts treated as a taxable dividend are ordinary income to the recipient; however, (i) a corporate taxpayer (other than an S corporation) may be allowed a dividends received deduction subject to applicable limitations and other special rules., and (ii) dividends received by non-corporate taxpayers may be eligible for preferential tax rates.  The deductibility of capital losses is subject to limitations.

Under Section 302 of the Code, a redemption of shares of Common Stock from a U.S. Holder  as part of the Reverse/Forward Split will be treated as a sale or exchange of the redeemed shares of Common Stock if:

•	the Reverse/Forward Split results in a “complete termination” of such U.S. Holder’s interest in the Company;
•	the receipt of cash is “substantially disproportionate” with respect to the U.S. Holder; or
•	the receipt of cash is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

These three tests are applied by taking into account not only shares of Common Stock that a U.S. Holder actually owns, but also shares of Common Stock that the U.S. Holder constructively owns pursuant to Section 318 of the Code.  Under the constructive ownership rules of Section 318 of the Code, a U.S. Holder is deemed to constructively own shares owned by certain related individuals and entities in which the holder has an interest in addition to shares of Common Stock directly owned by the U.S. Holder. For example, an individual U.S. Holder is considered to own shares of Common Stock owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a U.S. Holder is considered to own a proportionate number of shares owned by estates or certain trusts in which the holder has a beneficial interest, by partnerships in which the holder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such U.S. Holder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities (“entity attribution”). A U.S. Holder is also deemed to own shares which the holder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

A U.S. Holder who receives cash in the Reverse/Forward Split and does not constructively own any shares of post-Reverse/Forward Split Common Stock or other stock in the Company will have his or her interest in the Company completely terminated by the Reverse/Forward Split and will therefore receive sale or exchange treatment on his or her pre-Reverse/Forward Split Common Stock. That is, such a U.S. Holder will recognize gain or loss equal to the difference between the cash payment and the holder’s tax basis for his or her shares of pre-Reverse/Forward Split Common Stock.

A U.S. Holder who receives cash in the Reverse/Forward Split and would only constructively own shares of post-Reverse/Forward Split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-Reverse/Forward Split Common Stock by waiving family attribution and thus be treated as having had his or her interest in the Company completely terminated by the Reverse/Forward Split. Among other things, waiving family attribution requires: (i) that the a U.S. Holder have no interest in the Company (including as an officer, director, employee or stockholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Split other than stock acquired by bequest or inheritance; and (ii) including an election to waive family attribution in the holder’s tax return for the year in which the Reverse/Forward Split occurs.

A U.S. Holder who receives cash in the Reverse/Forward Split and immediately after the Reverse/Forward Split constructively owns shares of post-Reverse/Forward Split Common Stock must compare: (i) his, her or its percentage ownership immediately before the Reverse/Forward Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/Forward Split divided by the number of voting shares outstanding immediately before the Reverse/Forward Split) with (ii) his, her or its percentage ownership immediately after the Reverse/Forward Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/Forward Split divided by the number of voting shares outstanding immediately after the Reverse/Forward Split).

If the U.S. Holder’s post-Reverse/Forward Split ownership percentage of Common Stock is less than 80% of the holder’s pre-Reverse/Forward Split ownership percentage of Common Stock, the receipt of cash is “substantially disproportionate” with respect to the U.S. Holder, and the holder will therefore receive sale or exchange treatment on the portion of his, her or its shares of pre-Reverse Split Common Stock exchanged for cash.

If the receipt of cash by a U.S. Holder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete termination” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a U.S. Holder will be “not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the holder’s proportionate interest in the Company.  If: (i) the a U.S. Holder exercises no control over the affairs of the Company (e.g., is not an officer, director or high ranking employee), (ii) the U.S. Holder’s relative stock interest in the Company is minimal, and (iii) the a U.S. Holder’s post-Reverse/Forward Split ownership percentage of Common Stock is less than the holder’s pre-Reverse/Forward Split ownership percentage of Common Stock, the receipt of cash will generally not be essentially equivalent to a dividend with respect to the U.S. Holder and the U.S. Holder will therefore receive sale or exchange treatment.

In all other cases, cash received by a U.S. Holder who immediately after the Reverse/Forward Split constructively owns shares of post-Reverse/Forward Split Common Stock will be treated: (i) first, as a taxable dividend to the extent of allocable current or accumulated earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the holder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act. Our Common Stock is not listed on any stock exchange. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of December 1, 2016, we had approximately 1,054 holders of record of our Common Stock. Upon the effectiveness of the Reverse/Forward Split, we expect to have approximately 200 holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act promptly after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders under the Exchange Act. After deregistration of our shares, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to the Company and our stockholders.

We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $550,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. By reducing the Company’s number of stockholders to fewer than 300 and deregistering our Common Stock under the Exchange Act as intended, based on historical expenses, the Company expects to save (i) approximately $450,000 per year in professional fees and expenses for the preparation and filing of reports required by the Exchange Act and (ii) approximately $100,000 per year in other costs related to being a publicly reporting entity, such as Edgarization and XBRL costs, printing and mailing costs, expenses for compliance with the internal control and procedure requirements associated with Sarbanes-Oxley, the Dodd-Frank Act and regulatory compliance issues applicable to public entities, other than internal personnel expenses. The termination of the Company’s public reporting obligations will also alleviate a significant amount of time and effort previously required of the Company’s employees in preparing and reviewing the periodic reports and filings required of public entities under the Exchange Act and the pressure and expense of hiring staff to satisfy the regulatory and accounting reporting requirements.

Certain Information Concerning the Company

Fantex’s administrative and principal executive office is located at Fantex, Inc., 330 Townsend Street, Suite 234, San Francisco, California 94107 and its telephone number is (415) 592-5950.

Effect of the Reverse/Forward Split on the Number of Authorized and Issued Shares

As of December 1, 2016, 107,115,633 shares of the Company’s Common Stock were issued and outstanding, out of 1,507,115,633 authorized shares. The total number of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. The table below illustrates the estimated effect on the number of authorized shares available for issuance as a result of the Reverse/Forward Split. Significantly, the cash out of stockholders in connection with the Reverse/Forward Split is expected to affect approximately 24,000 shares, or approximately 0.02%, of the issued and outstanding Common Stock of the Company.

	Before Reverse/Forward Split
	Shares
	Authorized	Issued and Outstanding	Available for Issuance
Platform Common Stock	1,500,000,000	100,000,000	1,400,000,000
Fantex Series Vernon Davis Convertible Tracking Stock	421,100	421,100	-
Fantex Series EJ Manuel Convertible Tracking Stock	523,700	523,700	-
Fantex Series Mohamed Sanu Convertible Tracking Stock	164,300	164,300	-
Fantex Series Alshon Jeffery Convertible Tracking Stock	835,800	835,800	-
Fantex Series Michael Brockers Convertible Tracking Stock	362,200	362,200	-
Fantex Series Jack Mewhort Convertible Tracking Stock	268,100	268,100	-
Fantex Series Professional Sports Convertible Tracking Stock	4,540,433	4,540,433	-

	After Reverse/Forward Split
	Shares
	Authorized	Issued and Outstanding	Available for Issuance
Platform Common Stock	1,500,000,000	100,000,000	1,400,000,000
Fantex Series Vernon Davis Convertible Tracking Stock	421,100	412,004	9,096
Fantex Series EJ Manuel Convertible Tracking Stock	523,700	517,006	6,694
Fantex Series Mohamed Sanu Convertible Tracking Stock	164,300	161,373	2,927
Fantex Series Alshon Jeffery Convertible Tracking Stock	835,800	832,152	3,648
Fantex Series Michael Brockers Convertible Tracking Stock	362,200	361,113	1,087
Fantex Series Jack Mewhort Convertible Tracking Stock	268,100	267,716	384
Fantex Series Professional Sports Convertible Tracking Stock	4,540,433	4,540,433	-

The shares cashed out in the Reverse/Forward Split will be held as treasury stock and will be available to be reissued at a future date.

Trading Market and Price

There is no established public trading market for shares of our Platform Common Stock. The following table sets forth the high and low bid quotations for our tracking stocks for the periods indicated, as reported on the FBS ATS through August 24, 2016. Such quotations are without retail mark-up, mark-down or commission and may not necessarily represent an actual transaction. After August 24, 2016, these securities could only be traded in the OTC Markets, also referred to as the “grey sheets.” There is no broker-dealer currently making any market in our securities.

	Bid Price
	High	Low
Fantex Series Vernon Davis Convertible Tracking Stock(1)
Year ended December 31, 2014
Second Quarter Ended June 30, 2014	$19.80	$5.50
Third Quarter Ended September 30, 2014	11.50	7.00
Fourth Quarter Ended December 31, 2014	9.90	2.00
Year ending December 31, 2015
First Quarter Ended March 31, 2015	$8.90	$2.50
Second Quarter Ended June 30, 2015	8.00	5.50
Third Quarter Ended September 30, 2015	9.00	4.00
Fourth Quarter Ended December 31, 2015	8.50	3.95
Year ending December 31, 2016
First Quarter Ended March 31, 2016	8.00	1.25
Second Quarter Ended June 30, 2016	7.45	2.00
July 1, 2016 through August 24, 2016(7)	2.00	0.05
Fantex Series EJ Manuel Convertible Tracking Stock(2)
Year ended December 31, 2014
Third Quarter Ended September 30, 2014	$11.50	$1.00
Fourth Quarter Ended December 31, 2014	8.50	1.30
Year ending December 31, 2015
First Quarter Ended March 31, 2015	$6.30	$2.70
Second Quarter Ended June 30, 2015	7.00	4.00
Third Quarter Ended September 30, 2015	7.00	0.50
Fourth Quarter Ended December 31, 2015	7.00	3.00
Year ending December 31, 2016
First Quarter Ended March 31, 2016	6.00	3.00
Second Quarter Ended June 30, 2016	4.50	2.80
July 1, 2016 through August 24, 2016(7)	1.10	0.25
Fantex Series Mohamed Sanu Convertible Tracking Stock(3)
Year ended December 31, 2014
Fourth Quarter Ended December 31, 2014	$13.80	$1.00
Year ending December 31, 2015
First Quarter Ended March 31, 2015	$13.60	$7.50
Second Quarter Ended June 30, 2015	13.40	11.00
Third Quarter Ended September 30, 2015	13.40	10.00
Fourth Quarter Ended December 31, 2015	11.00	0.25
Year ending December 31, 2016
First Quarter Ended March 31, 2016	11.00	8.90
Second Quarter Ended June 30, 2016	11.00	10.50
July 1, 2016 through August 24, 2016(7)	11.40	11.00
Fantex Series Alshon Jeffery Convertible Tracking Stock(4)
Year ending December 31, 2015
First Quarter Ended March 31, 2015	$11.20	$1.00
Second Quarter Ended June 30, 2015	10.90	9.00
Third Quarter Ended September 30, 2015	11.80	7.30
Fourth Quarter Ended December 31, 2015	11.50	7.51
Year ending December 31, 2016
First Quarter Ended March 31, 2016	$11.50	$10.00
Second Quarter Ended June 30, 2016	12.00	9.00
July 1, 2016 through August 24, 2016(7)	10.00	5.00
Fantex Series Michael Brockers Convertible Tracking Stock(5)
Year ending December 31, 2015
Second Quarter Ended June 30, 2015	$11.50	$7.50
Third Quarter Ended September 30, 2015	8.51	6.00
Fourth Quarter Ended December 31, 2015	9.25	0.50
Year ending December 31, 2016
First Quarter Ended March 31, 2016	9.50	0.50

Second Quarter Ended June 30, 2016	9.00	8.25
July 1, 2016 through August 24, 2016(7)	8.75	8.50
Fantex Series Jack Mewhort Convertible Tracking Stock(6)
Year ending December 31, 2015
Third Quarter Ended September 30, 2015	$12.00	$3.00
Fourth Quarter Ended December 31, 2015	12.50	11.00
Year ending December 31, 2016
First Quarter Ended March 31, 2016	$12.00	$9.90
Second Quarter Ended June 30, 2016	11.75	7.00
July 1, 2016 through August 24, 2016(7)(8)	-	-
(1)	Fantex Series Vernon Davis Convertible Tracking Stock started trading on the FBS ATS on April 28, 2014, which is the first date available for bid information.
(2)	Fantex Series EJ Manuel Convertible Tracking Stock started trading on the FBS ATS on July 21, 2014, which is the first date available for bid information.
(3)	Fantex Series Mohamed Sanu Convertible Tracking Stock started trading on the FBS ATS on November 3, 2014, which is the first date available for bid information.
(4)	Fantex Series Alshon Jeffery Convertible Tracking Stock started trading on the FBS ATS on March 19, 2015, which is the first date available for bid information.
(5)	Fantex Series Michael Brockers Convertible Tracking Stock started trading on the FBS ATS on May 29, 2015, which is the first date available for bid information.
(6)	Fantex Series Jack Mewhort Convertible Tracking Stock started trading on the FBS ATS on July 14, 2015, which is the first date available for bid information.
(7)

After August 24, 2016, these securities could only be traded in the OTC Markets. There is no broker-dealer currently making any market in our securities and no quotes are available from August 25, 2016 through the date of this Information Statement.

(8)	There were no bid quotations for the Fantex Series Jack Mewhort Convertible Tracking Stock for the period from July 1, 2016 through August 24, 2016.

Dividends Paid by the Company

The Company’s board of directors is permitted, but not required, to declare and pay dividends on Platform Common Stock or any of its tracking stocks in an amount up to the “available dividend amount” for the applicable series, to the extent permitted by the Delaware General Corporation Law.

The amount and timing of distributions to the Company’s Common Stockholders is determined by the Company’s board of directors and is based upon a review of various factors including current market conditions, the Company’s liquidity needs, and legal and contractual restrictions on the payment of distributions. The available dividend amount for any tracking stock is, as of any particular date, an amount equal to the lesser of (a) total assets of the Company legally available for the payment of dividends under Delaware law and (b) an amount equal to (i) the excess of the total assets attributed to the applicable tracking stock over the total liabilities attributed to such tracking stock, less the par value of the outstanding shares of such tracking stock; or (ii) if there is no such excess, the attributable income of the tracking stock for the fiscal year in which the dividend is being declared and/or the preceding fiscal year. The available dividend amount for the Company’s Platform Common Stock is as of any date an amount equal to the amount of the Company’s total assets legally available for the payment of dividends under Delaware law, less the aggregate amount of the “available dividend amount” for all of the Company’s then outstanding tracking stocks.

The Company’s board of directors may change its dividend policy at any time and from time to time, and the Company may retain some or all available funds and future income to support the Company’s operations and, in certain circumstances, invest some of the available funds attributed to a series to further enhance that series’ associated brand, exercise a co-investment right pursuant to the Company’s brand contract with the brand, or acquire additional ABI in the associated brand if the Company believes that those would be more productive uses of some or all of the available funds. However, the Company’s board of directors will not in any event change the definition of “available dividend amount” for any series of the Company’s Common Stock or declare dividends on any series of the Company’s Common Stock in excess of the “available dividend amount” for that series. The Company’s board of directors has discretion to declare a dividend on any series of common stock without declaring a dividend on any other series of Common Stock.

The following table shows the frequency and amounts of cash dividends paid by the Company since January 1, 2014 with respect to the subject securities.

	Fantex Series Vernon Davis		Fantex Series EJ Manuel		Fantex Series Mohamed Sanu		Fantex Series Alshon Jeffery		Fantex Series Michael Brockers		Fantex Series Jack Mewhort		Fantex Series Professional Sports
Date	Per Share	Total Paid	Per Share	Total Paid	Per Share	Total Paid	Per Share	Total Paid	Per Share	Total Paid	Per Share	Total Paid	Per Share	Total Paid
December 18, 2014	$0.50	$210,550	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
November 26, 2014	$0.30	$126,330	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Total 2014	$0.80	$336,880	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

April 21, 2015	$0.50	$210,550	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
July 30, 2015	$-	$-	$-	$-	$0.20	$32,860	$-	$-	$-	$-	$-	$-	$-	$-
Total 2015	$0.50	$210,550	$-	$-	$0.20	$32,860	$-	$-	$-	$-	$-	$-	$-	$-

September 14, 2016	$1.50	$631,650	$0.37	$193,769	$3.60	$591,480	$0.31	$259,098	$0.61	$220,939	$0.25	$67,025	$0.17	$771,875
YTD 2016	$1.50	$631,650	$0.37	$193,769	$3.60	$591,480	$0.31	$259,098	$0.61	$220,939	$0.25	$67,025	$0.17	$771,875

PRIOR OFFERINGS

Below is a table of the Company’s registered and unregistered offerings completed in the last three years.

Date of Offering	Security Offered	Number of Shares/Units Offered	Offering Price Per Share/Unit	Aggregate Proceeds Received by Company
April 28, 2014	Fantex Series Vernon Davis Convertible Tracking Stock	421,100	$10.00	$4,211,000
July 21, 2014	Fantex Series EJ Manuel Convertible Tracking Stock	523,700	$10.00	$5,237,000
November 3, 2014	Fantex Series Mohamed Sanu Convertible Tracking Stock	164,300	$10.00	$1,643,000
March 19, 2015	Fantex Series Alshon Jeffery Convertible Tracking Stock	835,800	$10.00	$8,358,000
May 29, 2015	Fantex Series Michael Brockers Convertible Tracking Stock	362,200	$10.00	$3,622,000
July 14, 2015	Fantex Series Jack Mewhort Convertible Tracking Stock	268,100	$10.00	$2,681,000
July 22, 2016	Fantex Series Sports Portfolio 1 Units	5,933,658	$10.00	$59,336,580

Stock Purchases by the Company AND CERTAIN AFFILIATES OF THE COMPANY

On the offering dates listed below, our parent Fantex Holdings, David Beirne and Cornell “Buck” French, each of whom is an affiliated party of the Company, purchased shares of the below referenced securities in the amounts listed in the below table:

		Fantex Holdings Inc.		Dave Beirne		Cornell "Buck" French
Date of Offering	Security Offered	Shares	Aggregate Purchase Price	Shares	Aggregate Purchase Price	Shares	Aggregate Purchase Price
April 28, 2014	Fantex Series Vernon Davis Convertible Tracking Stock	102,454	$1,024,540	-	$-	-	$-
July 21, 2014	Fantex Series EJ Manuel Convertible Tracking Stock	250,000	$2,500,000	1,704	$17,040	164	$1,640
November 3, 2014	Fantex Series Mohamed Sanu Convertible Tracking Stock	78,000	$780,000	1,648	$16,480	502	$5,020
March 19, 2015	Fantex Series Alshon Jeffery Convertible Tracking Stock	400,000	$4,000,000	117,994	$1,179,940	2,500	$25,000
May 29, 2015	Fantex Series Michael Brockers Convertible Tracking Stock	162,993	$1,629,930	54,200	$542,000	2,500	$25,000
July 14, 2015	Fantex Series Jack Mewhort Convertible Tracking Stock	124,014	$1,240,140	40,210	$402,100	2,500	$25,000

On July 22, 2016, in conjunction with the Company’s private placement of 5,933,658 Fantex Series Sports Portfolio 1 Units, the Company repurchased all of the then-outstanding shares of the Company’s tracking stocks held by Fantex Holdings, David Beirne, Cornell “Buck” French and certain other affiliates of Fantex Holdings at the prices per share indicated in the table below.

Security Purchased	Aggregate Purchase Price	Price Paid Per Share
Fantex Series Vernon Davis Convertible Tracking Stock	$1,537,647	$3.65
Fantex Series EJ Manuel Convertible Tracking Stock	$1,118,385	$2.14
Fantex Series Mohamed Sanu Convertible Tracking Stock	$2,256,942	$13.74
Fantex Series Alshon Jeffery Convertible Tracking Stock	$7,923,263	$9.48
Fantex Series Michael Brockers Convertible Tracking Stock	$3,296,048	$9.10
Fantex Series Jack Mewhort Convertible Tracking Stock	$3,111,477	$11.61

On July 22, 2016, in the Company’s private placement of Units, Fantex Holdings, David Beirne and Cornell “Buck” French purchased the below amounts of Units at the offering price of $10.00 per Unit.

	Units	Aggregate Purchase Price
Fantex Holdings, Inc.	919,571	$9,195,710
Dave Beirne	1,995,724	$19,957,240
Cornell "Buck" French	8,272	$82,720

Identity and Background of the Directors and Officers of the Company AND FANTEX HOLDINGS, INC.

The directors of the Company are set forth in the following table:

Name	Position(s)
Cornell “Buck” French	Director and Chief Executive Officer
David Beirne	Chairman of the Board of Directors
John Costello	Director
C. William Hosler	Director
Ronald Machtley	Director
Shahan Soghikian	Director
Terdema Ussery	Director

The executive officers of the Company are set forth in the following table:

Name	Position(s)
Cornell “Buck” French	Director and Chief Executive Officer
Ted Monohon	Chief Accounting Officer
William Garvey	Chief Legal Officer and Secretary

With respect to each current officer and director of the Company:

Cornell “Buck” French has served as a member of our board of directors and Chief Executive Officer since our founding in September 2012. Mr. French has also served as the Chief Executive Officer and a director of our parent, Fantex Holdings, since its inception in September 2012. From 2009 to December 2011, Mr. French was Chief Executive Officer of Promethyan Labs, a privately-held incubator for entrepreneurs, which he also co-founded. Mr. French served as the President, CEO and Chairman of Securify, Inc., a privately-held security monitoring and internal control solution provider, from 2004 to 2008, through its sale to Secure Computing Corporation (subsequently acquired by McAfee in 2008). Mr. French also co‑founded OnLink Technologies, Inc., a privately-held e-commerce sales and marketing software application developer, which was later sold to Siebel Systems, Inc. (“Siebel”) in 2000. Mr. French previously served as a partner at JPMorgan Partners, LLC, a technology venture capital firm, and held the role of Vice President and General Manager of the Interactive Selling Group at Siebel, a software company (acquired by Oracle Corp. in 2006). He is a former Director of Zilliant, Inc., WebCollage, Inc., Axentis, Inc. and several other private companies. Mr. French received an M.B.A. from Harvard University in 1996 and a B.S. in Economics and General Engineering from the U.S. Military Academy at West Point in 1989.

David Beirne has served as the Chairman of our board of directors since March 2013. Mr. Beirne also serves as the Chairman of the board of directors of Fantex Holdings since its inception in September 2012. Mr. Beirne was a general partner at Benchmark Capital, LLC from 1997 until his retirement from the firm in 2007. Mr. Beirne served as an advisor and limited partner to Benchmark until 2012. Mr. Beirne served on the boards of Blazent Corporation, Vontu, Inc., Securify, Inc., 1(800) Flowers, Kana Corp. and several other private companies. Prior to joining Benchmark, Mr. Beirne was co‑founder of Ramsey/Beirne Associates, Inc., an executive search firm, where he served as CEO from 1987 to 1997. Mr. Beirne also serves on the boards of directors of several nonprofit organizations. Mr. Beirne received a B.S. in Business Administration and Management from Bryant University in 1985.

John H. Costello has served on our board of directors since July 2013. Mr. Costello has been the President, Global Marketing & Innovation, at Dunkin Brands Group, Inc. since March 2013 and has previously served as its Chief Global Marketing & Innovation Officer. He also serves on the board of directors of the Yellowstone Park Foundation, Mobile Marketing Association and xAd, Inc. Prior to joining Dunkin Brands in 2009, Mr. Costello served as the Chief

Executive Officer and director of Zounds, Inc. from 2007 through 2009. From 2006 to 2007, he served as President of Consumer and Retail for Solidus Networks, Inc. (d/b/a Pay By Touch). Mr. Costello has also previously served on the boards of directors of the Association of National Advertisers Inc., The Quaker Oats Company, The Bombay Company, Aspen Marketing Services, Inc., Ace Hardware Corporation and various other public and private companies, as well as serving on the Board of Trustees of the American Film Institute. In addition, Mr. Costello has held leadership roles at several companies, including serving as President of Nielsen Marketing Research U.S., Chief Executive Officer of MVP.com, Inc., Executive Vice President of Merchandising and Marketing at The Home Depot, Senior Executive Vice President of Sears, Senior Vice President of Marketing and Sales at Pepsi‑Cola, USA and Chief Global Marketing Officer of Yahoo!. Mr. Costello received a B.S. in Industrial Management from the University of Akron in 1968 and an MBA from Michigan State University in 1970.

C. William Hosler has served on our board of directors since August 2013. Mr. Hosler also currently serves as Chief Financial Officer and a director of Catellus Acquisition Company, LLC (“Catellus”), a company engaged in commercial real estate property ownership, management and development. Prior to assuming his current role at Catellus in March 2011, Mr. Hosler provided consulting services to Rockwood Capital LLC and TPG Capital, L.P., two private investment firms, from 2008 to 2011. Mr. Hosler served as Chief Financial Officer of Marcus & Millichap Holding Companies, a privately-held investment and real estate services company, from January 2008 to November 2008. Prior to that, from June 2007 through December 2007 and July 2006 until June 2007 Mr. Hosler was a consultant to and Chief Financial Officer of Mirion Technologies, Inc., a privately‑held radiation detection, measuring and monitoring company. Mr. Hosler served as Chief Financial Officer of Catellus Development Corporation, a publicly traded real estate company, from 1999 to 2005, and, prior to such, he was Chief Financial Officer of the Morgan Stanley Real Estate Funds where he served on the Investment Committee. Mr. Hosler currently serves as a director of PacWest Bancorp and as a member of its audit committee and corporate governance and compensation committee. In addition, Mr. Hosler serves on the board of directors, audit committee and corporate governance and nominating committee of Parkway Properties, Inc., a public, self‑administered real estate investment trust. Mr. Hosler received a B.S. in Chemical Engineering from the University of Notre Dame and an M.B.A. from the University of Virginia.

Ronald Machtley has served on our board of directors since June 2013. Mr. Machtley has served as president of Bryant University since 1996 and was previously a Republican member of the United States House of Representatives from Rhode Island from 1989 to 1995. Mr. Machtley also currently serves on the boards of directors of five separate affiliate entities of Amica Insurance, including Amica Mutual Insurance Company, where he also served as a member of its Finance, Nominating, Executive Compensation, and Audit Committees. He also currently serves on the board of directors of Cranston Print Works, Inc., Rhode Island Foundation and Preservation Society of Newport, among other organizations. From 1994 until 1995, Mr. Machtley served as a Partner at Wilkinson, Barker, Knauer & Quinn, a law firm in Washington D.C. Mr. Machtley has also previously served as a director of Covansys Corp. Mr. Machtley received a B.S. from the United States Naval Academy in 1970 and a J.D. from Suffolk University Law School in 1978.

Shahan Soghikian has served on our board of directors since June 2013. Mr. Soghikian is a co‑founder and Managing Director of Panorama Capital, a venture capital firm which invests in early to mid‑stage technology and life sciences companies. Mr. Soghikian began his investment career when he joined JPMorgan Partners, LLC in 1990, where he most recently served as head of its venture capital program until the formation of Panorama in 2006. Between 1994 and 1998, he was responsible for developing and managing J.P. Morgan Partners’ European investment team and was based in London. Mr. Soghikian was previously a member of the mergers and acquisitions group at both Bankers Trust, Inc. and Prudential‑Bache Securities, Inc. (currently known as Prudential Equity Group, LLC). Mr. Soghikian currently serves on the board of directors of Beyond The Rack, Inc. and WGT.com. Prior to this, he served as a director of SquareTrade, Inc., Tidal Software, Inc., Yipes Communications, Inc., Validity Sensors, Inc. and AECOM, Inc., among other board memberships, including as a member of the audit committee on the board of directors of Digital Island, Inc. and Petco Animal Supplies, Inc. In addition, Mr. Soghikian is currently a trustee of Pitzer College where he serves as Chair of the Board of Trustees, serves as Vice Chair of the Board of UCSF Benioff Children’s Hospitals, where he also chairs the Quality and Safety Committee. Mr. Soghikian received a B.A. in Biology from Pitzer College in 1980 and an M.B.A. from the UCLA Anderson School of Management.

Terdema Ussery has served on the board of directors of Fantex, Inc. since June 2013. Mr. Ussery was President of Global Sports Categories at Under Armour, Inc. from September 2015 to November 2015. He served as the President and Chief Executive Officer of the Dallas Mavericks from 1997 to September 2015. While with the Mavericks, he also served as an Alternate Governor for the Mavericks on the NBA Board of Governors. Mr. Ussery served as Chief Executive Officer of HDNet LLC from 2001 until June 2012. He has served as Lead Independent Director of Treehouse Foods Inc. since 2005 and as a member on its Governance & Nominating, Audit and Compensation Committees. Mr. Ussery previously served as Director of Timberland Co. from 2005 until September 2011, where he also served as Timberland’s Lead Independent Director and as a member of its Audit, Compensation, Governance & Nominating and Corporate & Social Responsibility committees. He also served as a director of Entrust, Inc., from 2006 to 2009, and as a member of its Audit Committee from 2007 to 2009. In addition, Mr. Ussery served as the President of Nike Sports Management from 1993 to 1996 and was the Commissioner of the Continental Basketball Association from 1991 to 1993, and Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. Mr. Ussery received a B.A. from Princeton’s Woodrow Wilson School of Public and International Affairs in 1981, an M.P.A. from John F. Kennedy School of Government at Harvard University and a J.D. from the University of California, Berkeley in 1987.

William Garvey has served as our Chief Legal Officer and Secretary since April 2014 and as the Chief Legal Officer and Secretary of our parent, Fantex Holdings, since July 2013. From 2009 to July 2013, Mr. Garvey was the Vice President, General Counsel and Secretary of iPass, Inc., a publicly-traded enterprise mobility services company. From 2008 to 2009, Mr. Garvey was Vice President, General Counsel and Secretary of ShoreTel, Inc., a publicly-traded provider of Internet Protocol unified communications systems for enterprises. From 2005 to 2007, Mr. Garvey served as General Counsel, Vice President of Corporate Development, and Secretary of Rackable.

Ted Monohon has served as our Chief Accounting Officer since August 2016 and as Vice President of Finance and Controller of our parent, Fantex Holdings, since June 2012. From January 2006 to June 2012, Mr. Monohon was the Vice President, Accounting and Finance of Become, Inc., a privately held lead generation company. From 2003 to 2006, Mr. Monohon was Controller of PaymentOne Corporation, a privately held provider of alternative payment services. From 1997 to 2003, Mr. Monohon served in various accounting and finance capacities at Wells Fargo Bank.

During the last five years, neither the Company nor any of the above directors and officers of the Company have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and they have not been parties to a judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding a violation of any federal or state securities law.

The directors of Fantex Holdings, Inc. are set forth in the following table:

Name	Position(s)
Cornell “Buck” French	Director and Chief Executive Officer
David Beirne	Chairman of the Board of Directors
Bruce Dunlevie	Director
John Elway	Director
Joshua Levine	Director
Duncan Niederauer	Director

The executive officers of Fantex Holdings, Inc. are set forth in the following table:

Name	Position(s)
Cornell “Buck” French	Director and Chief Executive Officer
Ted Monohon	Vice President of Finance, Controller
William Garvey	Chief Legal Officer and Secretary

With respect to each current executive officer and director of Fantex Holdings, Inc., other than those whose biographical information is set forth above:

Bruce Dunlevie has served as a member of the board of directors of Fantex Holdings, Inc. since August 2012. Since May 1995, Mr. Dunlevie has been a General Partner of Benchmark Capital, a venture capital firm. He has served as a member of the board of directors of ServiceSource International, Inc., a service support provider, since December 2004 and has served on the board of directors of Marin Software, a software company, since March 2008. Mr. Dunlevie previously served as a member of the board of directors of Rambus Inc., a technology licensing company, from March 1990 to June 2011, and as a member of the board of directors of Palm, Inc., a provider of mobile products, from October 2003 to October 2007. Mr. Dunlevie holds a B.A. in History and English from Rice University and an M.B.A. from the Stanford Graduate School of Business.

John Elway has served as a member of the board of directors of Fantex Holdings, Inc. since May 2012. Since 2011, Mr. Elway has been the General Manager and Executive Vice President of Football Operations for the Denver Broncos in the NFL. Mr. Elway is a Hall of Fame quarterback who played quarterback for the Denver Broncos from 1983 to 1998.

Joshua Levine has served as a member of the board of directors of Fantex Holdings, Inc. since May 2012. Since 20005, Mr. Levine has served as the Managing Director of Kita Capital Management LLC, an investment firm. From June 2013 to July 2014, Mr. Levine was the acting president of Goji, a financial services firm. From June 2007 to December 2010, Mr. Levine was the Chief Executive Officer of ESP Technologies Corp., a financial technology firm. From 1999 to 20005, Mr. Levine held a number of positions with E*TRADE including Chief Technology and Operations Officer. Prior to his employment with E*TRADE, Mr. Levine held technology positions with a number of financial services firms. Mr. Levine currently serves on the board of governors of FINRA and on the board of directors of FreshDirect, an online grocer, as well a number of non-profit organizations.

Duncan Niederauer has served as a member of the board of directors of Fantex Holdings, Inc. since June 2015. From 2007 to 2014, Mr. Niederauer served as the CEO of NYSE. Prior to that he was a partner of Goldman Sachs. Currently, Mr. Niederauer is a partner of Manikay Global Management, a financial services infrastructure fund, and managing member of 555 Capital, an angel investment fund. He is a director of First Republic Bank, Realogy Holdings Corp. and Geox SpA, and sits on several additional boards, including the Congressional Medal of Honor Foundation, The American Ireland Fund and Colgate University. Mr. Niederauer holds a B.A. from Colgate University and an M.B.A. from Emory University.

During the last five years, neither Fantex Holdings nor any of the above-listed directors and officers of Fantex Holdings have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and they have not been parties to a judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding a violation of any federal or state securities law.

The address of each officer and director of the Company and of Fantex Holdings, Inc. is c/o Fantex, Inc., 330 Townsend Street, Suite 234, San Francisco, California 94107. The telephone number of each officer and director of the Company and of Fantex Holdings, Inc. is (415) 592-5950.

All are citizens of the United States.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of November 14, 2016 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Fantex, Inc., 330 Townsend Street, Suite 234, San Francisco, California 94107.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Officers and Directors of Fantex(1)
Cornell “Buck” French(2)(4)(5)(6)	8,451.776	*
David Beirne(2)(4)(5)(6)(7)	2,039,098.025	1.9%
John H. Costello	—	—
C. William Hosler	—	—
Ronald Machtley	—	—
Shahan Soghikian	—	—
Terdema Ussery	—	—
Ted Monohon(5)	—	—
William Garvey(5)	—	—
All directors and executive officers as a group (9 persons)	2,047,549.801	1.9%
5% Stockholders of Fantex
Fantex Holdings, Inc.(1)(2)(3)(4)	100,939,556.474	94.2%
Other Officers and Directors of Fantex Holdings, Inc. Not Included Above
Joshua Levine(2)	14.300	*
John Elway(2)	—	—
Bruce Dunlevie(2)	163,556.026	*
Duncan Niederauer(2)	25,543.334	*

*Represents less than 1% of the total shares

(1)

Each of our officers and directors beneficially owns shares of Fantex Holdings capital stock. As of November 14, 2016, Cornell “Buck” French and David Beirne, two of our directors, beneficially own 19.5% and 24.1% of Fantex Holdings capital stock, respectively. As of November 14, 2016, our other officers and directors beneficially own less than 1% of Fantex Holdings capital stock in the aggregate. In computing beneficial ownership of Fantex Holdings capital stock, we attributed securities to persons who possess sole or shared voting power or investment power with respect to those securities and included shares of Fantex Holdings capital stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after November 14, 2016.

(2)

Cornell “Buck” French, David Beirne, John Elway, Joshua Levine, Bruce Dunlevie and Duncan Niederauer are each members of the board of directors of Fantex Holdings and as such, in effect, share voting power over substantially all of the total voting power of Fantex Common Stock as of November 14, 2016. Each disclaims beneficial ownership of the shares held by Fantex Holdings.

(3)

Fantex Holdings owns 100% of our issued and outstanding Platform Common Stock, which provides it with sole voting power over our Common Stock. Each share of Platform Common Stock is entitled to one vote per share, giving Fantex Holdings substantially all of the voting power over the Fantex Common Stock as of November 14, 2016.

(4)

Beneficially owned shares of our Platform Common Stock and each of our series of tracking stock are set forth in the table following these footnotes. All shares of tracking stock are held by virtue of beneficial ownership of the Company’s Fantex Sports Portfolio 1 Units.

(5)	Also an officer and/or director of Fantex Holdings.
(6)	Consists of shares of common stock held by virtue of beneficial ownership of the Company’s Fantex Sports Portfolio 1 Units.
(7)	Securities are held directly by David M. & Lily T. Beirne JTWROS.

	Platform Common Stock	Fantex Series Vernon Davis	Fantex Series EJ Manuel	Fantex Series Mohamed Sanu	Fantex Series Alshon Jeffery	Fantex Series Michael Brockers	Fantex Series Jack Mewhort	Fantex Series Professional Sports	Total
Name of Beneficial Owner
Officers and Directors of Fantex
Cornell "Buck" French	—	142.829	387.462	123.187	842.016	356.735	269.802	6,329.745	8,451.776
% Ownership		0.03%	0.07%	0.07%	0.10%	0.10%	0.10%	0.14%	0.01%
David Beirne	—	34,459.336	93,480.209	29,720.648	203,147.097	86,066.948	65,093.147	1,527,130.640	2,039,098.025
% Ownership		8.18%	17.85%	18.09%	24.31%	23.76%	24.28%	33.63%	1.90%
5% Stockholders of Fantex
Fantex Holdings, Inc.	100,000,000	15,877.850	43,072.934	13,694.401	93,604.215	39,657.121	29,993.010	703,656.943	100,939,556.474
% Ownership		3.77%	8.22%	8.33%	11.20%	10.95%	11.19%	15.50%	94.23%
Other Officers and Directors of Fantex Holdings, Inc. Not Included Above
Joshua Levine(2)	—	0.241	0.655	0.208	1.425	0.603	0.456	10.712	14.300
% Ownership		*	*	*	*	*	*	*	*
Bruce Dunlevie(2)	—	2,763.983	7,498.046	2,383.892	16,294.426	6,903.428	5,221.120	122,491.131	163,556.026
% Ownership		0.66%	1.43%	1.45%	1.95%	1.91%	1.95%	2.70%	0.15%
Duncan Niederauer(2)	—	431.664	1,171.006	372.304	2,544.779	1,078.141	815.407	19,130.033	25,543.334
% Ownership		0.10%	0.22%	0.23%	0.30%	0.30%	0.30%	0.42%	0.02%

* Represents less than 0.01% ownership in the above tracking stock.

As a result of the Reverse/Forward Split and fractional share cash-out, the beneficial ownership of Common Stock by Fantex Holdings and our officers and directors is not expected to change. The shares purchased from the Reverse/Forward Split will be held by the Company as treasury stock.

Interest in Securities of the Company

Please see “Security Ownership of Certain Beneficial Owners and Management” for the numbers and percentages of shares of our Common Stock that are beneficially owned by our directors and executive officers, Fantex Holdings and the directors and executive officers of Fantex Holdings.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

The following is a description of contacts, transactions, negotiations and agreements between the Company and certain affiliates of the Company required to be disclosed by Item 1005 of Regulation M-A (17 C.F.R. §229.1005).

Equity Contributions

To date, we have relied primarily on our parent, Fantex Holdings, for liquidity and capital resources. Our parent contributed capital of $4.0 million and $3.5 million for the years ended December 31, 2015 and 2014, respectively, and $3.9 million for the nine months ended September 30, 2016. The contributed capital includes expenses paid by our parent on our behalf to finance our operating expenses. We expect our parent to continue to contribute capital at least through the end of 2016.

Participation in the Offering of Fantex Series Vernon Davis

On April 28, 2014, Fantex Holdings purchased from Fantex Brokerage Services, LLC, or FBS, at the initial public offering price of $10 per share, 102,454 shares of Fantex Series Vernon Davis in the initial public offering of our Fantex Series Vernon Davis.

Participation in the Offering of Fantex Series EJ Manuel

On July 21, 2014, Fantex Holdings and Cornell “Buck” French, David Beirne, Bruce Dunlevie and Joshua Levine, each of whom is a director and/or officer of Fantex Holdings, purchased from FBS at the initial public offering price of $10 per share, 250,000 shares, 164 shares, 1,704 shares, 26,000 shares and 66 shares, respectively, of our Fantex Series EJ Manuel.

Participation in the Offering of Fantex Series Mohamed Sanu

On November 3, 2014, Fantex Holdings and Cornell “Buck” French, David Beirne and Bruce Dunlevie purchased from FBS, at the initial public offering price of $10 per share, 78,000 shares, 502 shares, 1,648 shares and 8,215 shares, respectively, of Fantex Series Mohamed Sanu.

Participation in the Offering of Fantex Series Alshon Jeffery

On March 19, 2015, Fantex Holdings and Cornell “Buck” French, David Beirne and Bruce Dunlevie purchased from FBS, at the initial public offering price of $10 per share, 400,000 shares, 2,500 shares, 83,580 shares and 83,500 shares, respectively, of Fantex Series Alshon Jeffery. In addition, Lily Beirne, Mr. Beirne’s spouse, purchased 34,414 shares of Fantex Series Alshon Jeffery.

Participation in the Offering of Fantex Series Michael Brockers

On May 29, 2015, Fantex Holdings and Cornell “Buck” French, David Beirne and Bruce Dunlevie purchased from FBS, at the initial public offering price of $10.00 per share, 162,993 shares, 2,500 shares, 36,200 shares and 36,200 shares, respectively, of Fantex Series Michael Brockers.  In addition, Lily Beirne purchased 18,000 shares of Fantex Series Michael Brockers.

Participation in the Offering of Fantex Series Jack Mewhort

On July 14, 2015, Fantex Holdings and Cornell “Buck” French, David Beirne and Bruce Dunlevie purchased from FBS, at the initial public offering price of $10.00 per share, 124,014 shares, 2,500 shares, 26,810 shares and 26,810  shares, respectively, of Fantex Series Jack Mewhort.  In addition, Lily Beirne purchased 13,400 shares of Fantex Series Jack Mewhort.

Participation in the Offering of Fantex Sports Portfolio 1 Unit

On July 22, 2016, Fantex Holdings and Cornell “Buck” French, David Beirne, Bruce Dunlevie and Josh Levine purchased from FBS, at the initial public offering price of $10.00 per unit, 919,571 units, 8,272 units, 1,995,724 units,  160,077 units and 14 units, respectively, of Fantex Sports Porfolio 1 Units. Each Unit consists of 0.017 shares of Fantex Series Vernon Davis, 0.047 shares of Fantex Series EJ Manuel, 0.015 shares of Fantex Series Mohamed Sanu, 0.102 shares of Fantex Series Alshon Jeffery, 0.043 shares of Fantex Series Michael Brockers, 0.033 shares of Fantex Series Jack Mewhort and 0.765 shares of Fantex Series Professional Sports.

Repurchase of Tracking Stocks

On July 22, 2016, in connection with the offering of the Units, the Company repurchased from Fantex Holdings and David Beirne, Lily Beirne, Cornell “Buck” French, Bruce Dunlevie and Josh Levine, an aggregate of 1,117,461 shares, 149,942 shares, 65,814 shares, 8,166 shares, 180,725 shares and 66 shares, respectively, of the Company’s outstanding tracking stocks. The price per share at which the Company repurchased such tracking stock shares from such related persons was equal to the price per share of the tracking stocks included in the Units purchased by such related persons. Please see “Stock Purchases by the Company and Certain Affiliates of the Company” for more detailed information regarding the price per share paid by the Company for each share of tracking stock.

Purchase of Platform Common Stock

On September 14, 2012, Fantex Holdings purchased 100 shares of the Company’s Platform Common Stock for a price per share of $1.00. Following a 1,000,000-for-1 stock split of the Company’s Common Stock effective as of November 1, 2013, Fantex Holdings holds 100,000,000 shares of the Company’s Platform Common Stock as of December 1, 2016.

Management Agreement with Fantex Holdings

We have entered into a management agreement with Fantex Holdings, our parent company, pursuant to which Fantex Holdings provides us with management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We agreed to pay our parent 5% of the amount of the gross cash received by us, if any, pursuant to our brand contracts during any quarterly period as remuneration for the services provided. The amount of gross cash received used to calculate this 5% fee will include any portion allocated to a reduction of the carrying value on our financial statements but shall not take into account the changes in fair value of the brand contracts. As such, the service fee under the management agreement will be determined based on the total amount of cash received under the brand contracts in a given quarterly period prior to any adjustments for fair value and without regard to the expected cash receipts in such quarter as reflected in the financial statements for that quarter. To the extent we receive no cash for any period then we would not owe any fee for any services provided during that period. We may evaluate the service fee from time to time to assess the continued appropriateness of the percentage of our cash receipts upon which the service fee is calculated, in light of the services being provided by our parent at the time and the cost of those services. On July 22, 2016, we and Fantex Holdings amended the management agreement to provide that we will not pay any remuneration to Fantex Holdings in respect of gross cash received by us pursuant to the 14 brand contracts linked to our Fantex Series Professional Sports Convertible Tracking Stock.

The agreement had an initial term through December 31, 2014, and was automatically renewed for a one-year term through December 31, 2016. It will continue to automatically renew for successive one-year terms each December 31 unless either party provides written notice of its intent not to renew at least three months prior to such renewal. We may also terminate any specific service and/or the agreement, without penalty, with 30 days prior written notice to Fantex Holdings. Fantex Holdings may terminate any specific service and/or the agreement with 180 days prior written notice to us, but if we, using our commercially reasonable efforts, are unable to either perform the services ourselves or enter into a reasonable arrangement with a third party to perform the services that we are unable perform ourselves, then Fantex Holdings will continue to perform such services for an additional period of 180 days.

The agreement contains certain provisions requiring us to indemnify our parent with respect to all losses or damages arising from acts not constituting bad faith, willful misconduct, or gross negligence. We have evaluated the impact of these indemnities on our financial statements and determined that they are remote. The management agreement became effective upon the consummation of our first initial public offering on April 28, 2014.

For further discussion of our management agreement with our parent, see Note 3, “Related Party Transactions” in the Notes to Financial Statements in our Quarterly Report on Form 10-Q for the year quarter ended September 30, 2016, which Notes are incorporated by reference herein.

Indemnity Agreements with Contract Parties

Fantex Holdings has agreed to indemnify each of our current contract parties under certain circumstances if the acquired brand income that we are purchasing from them under their respective brand contracts is reportable income to them and not deductible for United States federal income tax purposes. We are not a party to these indemnity agreements, and would have no direct or indirect obligation to the contract parties or our parent under these agreements. However, because our parent is a party to these agreements, we may be deemed to benefit from these agreements. In addition, to the extent such obligation of our parent to the contract parties impacts its financial stability and its continued ability to provide services under the management agreement, as discussed below, an adverse tax ruling may indirectly impact Fantex as a whole.

Indemnification Agreements with Directors and Officers

Our Certificate of Incorporation provides that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted under the General Corporation Law of the State of Delaware. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers.

Golden Parachute Compensation of any Officers
as a Result of the Reverse/Forward Split

There is no entitlement to golden parachute payments for any of the officers of the Company as a result of the Reverse/Forward Split.

Potential Reinstatement of Reporting Obligations

The intended effect of the Reverse/Forward Split is to reduce the number of record holders of our Common Stock to fewer than 300. This will make us eligible to terminate the registration of our Common Stock under Rule 12g-4 and Section 12(g) of the Exchange Act. We expect to reduce the number of our holders to approximately 200 as a result of the Reverse/Forward Split. However, if the Reverse/Forward Split does not have the intended effect, or if the number of holders of our Common Stock rises to either 500 or more persons who are not accredited investors or 2,000 persons after the consummation of the Reverse/Forward Split for any reason (in each case, provided the Company has total assets exceeding $10 million), we may once again be subject to the periodic reporting obligations under the Exchange Act and the SEC’s proxy rules, which would negate much, if not all, of the savings intended to be accomplished through the Reverse/Forward Split.

Financial Information

Pursuant to, and to the extent permitted by, Item 13 of Schedule 13E-3 promulgated under the Exchange Act, the financial statements (including the notes thereto) contained in the following documents that we have filed with the SEC are incorporated by reference in this Information Statement: (i) Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, (ii) Item 1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, (iii) Item 1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, and (iv) Item 1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

The book value per common share as of September 30, 2016 was $0.69, under accounting principles generally accepted in the United States.

The Reverse/Forward split is not anticipated to have a material effect on: (1) the Company's balance sheet as of September 30, 2016; (2) the Company’s statement of income, earnings per share, and ratio of earnings to fixed charges for the fiscal year ended December 31, 2015 and the quarterly period ended September 30, 2016; or (3) the Company's book value per common share as of September 30, 2016.

Any and all information that has been incorporated by reference in this Information Statement may be inspected and copies obtained at the Company’s principal executive offices located at 330 Townsend Street, Suite 234, San Francisco, California 94107. In addition, the Company undertakes to provide, without charge, to each person to whom this Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates). Such requests may be delivered in writing to Fantex, Inc., 330 Townsend Street, Suite 234, San Francisco, California 94107, or by telephone to (415) 592-5950. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

SUMMARY FINANCIAL INFORMATION

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		For the Years Ended December 31,
	2016	2015	2016	2015	2015	2014
Income (Loss) from Brand Contracts	$6,539,319	$435,853	$9,740,017	$1,301,985	$(1,920,491)	$(2,203,500)
Income (Loss) from Other Investments	—	10,400	—	10,400	16,400	—
Total Income	6,539,319	446,253	$9,740,017	$1,312,385	$(1,904,091)	$(2,203,500)
Operating Expenses:
Personnel Costs	328,446	365,926	1,130,066	1,088,529	1,466,271	1,308,698
Professional Services	207,567	386,964	1,322,938	1,625,993	1,956,289	2,136,554
General and Administrative, Exclusive of Personnel Costs	144,182	146,791	585,618	515,885	676,283	605,969
Total Operating Expenses	680,195	899,681	3,038,622	3,230,407	4,098,843	4,051,221
Net Interest Expense	71,133	—	330,416	—	—	—
Net Income (Loss) Before Income Taxes	5,787,991	(453,428)	6,370,979	(1,918,022)	(6,002,934)	(6,254,721)
Income Taxes	—	—	—	—	—	—
Net Income (Loss)	$5,787,991	$(453,428)	$6,370,979	$(1,918,022)	$(6,002,934)	$(6,254,721)

Net Income (Loss) Per Share Attributable to:
Platform Common Stock:
Basic and Diluted (weighted average shares — 100,000,000)	$(0.01)	$(0.01)	$(0.03)	$(0.03)	$(0.04)	$(0.04)
Fantex Series Vernon Davis Convertible Tracking Stock
Basic and Diluted (weighted average shares — 421,100)	$0.04	$0.20	$(0.20)	$0.67	$(2.44)	$(1.18)
Fantex Series EJ Manuel Convertible Tracking Stock
Basic and Diluted (weighted average shares — 523,700)	$0.05	$(0.60)	$0.15	$(0.33)	$(2.75)	$(4.18)
Fantex Series Mohamed Sanu Convertible Tracking Stock
Basic and Diluted (weighted average shares — 164,300)	$0.23	$0.46	$2.76	$1.40	$(0.64)	$2.93
Fantex Series Alshon Jeffery Convertible Tracking Stock
Basic and Diluted (weighted average shares — 835,800)	$0.34	$0.23	$1.90	$(0.16)	$0.14	$—
Fantex Series Michael Brockers Convertible Tracking Stock
Basic and Diluted (weighted average shares — 362,200)	$1.79	$0.33	$2.37	$2.01	$(0.21)	$—
Fantex Series Jack Mewhort Convertible Tracking Stock
Basic and Diluted (weighted average shares — 268,100)	$0.43	$0.97	$1.30	$0.97	$2.21	$—
Fantex Series Professional Sports Convertible Tracking Stock
Basic and Diluted (weighted average shares — 4,540,443)	$1.26	$—	$1.26	$—	$—	$—

	As of
	September 30, 2016	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and Cash Equivalents	$3,229,097	$1,741,678	$929,440
Receivable from Contract Parties	1,376,520	254,919	60,487
Prepaid Assets	—	—	44,278
Total Current Assets	4,605,617	1,996,597	1,034,205
Investment in Brand Contracts, at Fair Value	69,504,480	17,758,372	7,221,182
Other Investments, at Cost	110,800	110,800	—
Total Assets	$74,220,897	$19,865,769	$8,255,387
LIABILITIES AND STOCKHOLDERS’ EQUITY
Management Fee Due to Parent	$70,552	$52,988	$76,172
Total Current and Total Liabilities	70,552	52,988	76,172

Platform Common Stock, $0.0001 par value (authorized 1,500,000,000 shares, 100,000,000 issued and outstanding)	10,000	10,000	10,000
Fantex Series Vernon Davis Convertible Tracking Stock, $0.0001 par value (authorized 421,100 shares, 421,100 issued and outstanding)	42	42	42
Fantex Series EJ Manuel Convertible Tracking Stock, $0.0001 par value (authorized 523,700 shares, 523,700 issued and outstanding)	52	52	52
Fantex Series Mohamed Sanu Convertible Tracking Stock, $0.0001 par value (authorized 164,300 shares, 164,300 issued and outstanding)	16	16	16
Fantex Series Alshon Jeffery Convertible Tracking Stock, $0.0001 par value (authorized 835,800 shares, 835,800 issued and outstanding)	84	84	—
Fantex Series Michael Brockers Convertible Tracking Stock, $0.0001 par value (authorized 362,200 shares, 362,200 issued and outstanding)	36	36	—
Fantex Series Jack Mewhort Convertible Tracking Stock, $0.0001 par value (authorized 268,100 shares, 268,100 issued and outstanding)	27	27	—
Fantex Series Professional Sports Convertible Tracking Stock, $0.001 par value (authorized 4,540,443 shares, 4,540,443 issued and outstanding)	454	—	—
Additional Paid-in-Capital	88,051,974	37,350,007	19,470,244
Accumulated Deficit	(13,912,340)	(17,547,483)	(11,301,139)
Total Stockholders' Equity	74,150,345	19,812,781	8,179,215
Total Liabilities and Stockholders' Equity	$74,220,897	$19,865,769	$8,255,387

DELIVERY OF INFORMATION STATEMENT MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of information statement materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. We will deliver promptly, upon oral or written request, a separate copy of the Information Statement to any stockholder at the same address. If you wish to receive a separate copy of the Information Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at Fantex, Inc., Attention: Investor Relations, 330 Townsend Street, Suite 234, San Francisco, CA 94017, (b) telephone at (415) 592-5950, or (c) e-mail at investorrelations@fantexbrands.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household these materials.

WHERE YOU CAN FIND MORE INFORMATION

The Reverse/Forward Split is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3 may contain additional information about us. Copies of the Schedule 13E-3 and all exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Fantex, Inc., Attention: Secretary, 330 Townsend Street, Suite 234, San Francisco, California 94107. You can also obtain, without charge, reports, proxy statements and other information about the Company, by contacting us directly by telephone at (415) 592-5950.

We are currently subject to the information requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters.

You may obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

/s/ William Garvey
William Garvey Chief Legal Officer and Secretary

San Francisco, California

ANNEX A – 1

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

FANTEX, INC.

A Delaware Corporation

Fantex, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. Article IV, Section 1 of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

“Section 1.Capital Stock

(a)  Authorized Capital Stock.  The total number of shares of stock which the Corporation is authorized to issue is 1,500,000,000, all of which shall be Common Stock, par value $0.0001 per share (the “Common Stock”).

(b)  Reverse Stock Split. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Effective Time”), each one share of each of the Corporation’s series of Tracking Series, each with a par value $0.0001 per share, issued and outstanding (or held in treasury) immediately prior to the Effective Time shall be and is hereby automatically reclassified and combined, without any further act or action on the part of the respective holder thereof, into 1/200 of a validly issued, fully-paid and non-assessable share of the same series of such Tracking Stock, par value $0.0001 per share, of the Corporation (the “Reverse Stock Split”);  provided,  however that, notwithstanding the foregoing, no fractional shares shall be issued to any holder as a result of the Reverse Stock Split, with respect to any series of Tracking Stock held by such holder, if such holder holds fewer than 200 shares of such series of Tracking Stock immediately prior to the Effective Time (excluding for this purpose any shares of any series of Tracking Stock that are held by such holder as part of the Corporation’s Fantex Sports Portfolio 1 Units (the “Tracking Stocks Included in the Units”), and in lieu of any such fractional shares to which such holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of a share of such series of Tracking Series as of Effective Time (the “Cash Out”); provided further,  however, that the Cash Out shall not apply to any Tracking Stocks included in the Units that are issued and outstanding immediately prior to the Effective Time, which such shares for the avoidance of doubt may held in fractional shares, and shall not in any event be combined with any other Tracking Stocks for purposes of the Reverse Stock Split or Cash Out, but rather shall remain an inseparable part of each Unit in which such Tracking Stock is included.

(c)  Increase or Decrease in Authorized Capital Stock.  The number of authorized shares of Common Stock may, without a class vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or successor provision thereof.”

B.  The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed by its duly authorized officer this ____ day of _______________, 201_.

FANTEX, INC.

By:
Cornell “Buck” French, Chief Executive Officer

ANNEX A -2

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

FANTEX, INC.

A Delaware Corporation

Fantex, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

B. Article IV, Section 1 of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

“Section 1. Capital Stock

(a)  Authorized Capital Stock.  The total number of shares of stock which the Corporation is authorized to issue is 1,500,000,000, all of which shall be Common Stock, par value $0.0001 per share (the “Common Stock”).

(b)  Forward Stock Split. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Effective Time”), each share  of each of the Corporation’s series of Tracking Series, each with a par value $0.0001 per share, issued and outstanding (or held in treasury)  immediately prior to the Effective Time shall be and is hereby automatically reclassified, without any further act or action on the part of the respective holder thereof, into 200 shares of the same series of Tracking Series, par value $0.0001 per share, of the Corporation (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such 200-1 ratio) (the “Forward Stock Split”).

(c)  Increase or Decrease in Authorized Capital Stock.  The number of authorized shares of Common Stock may, without a class vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or successor provision thereof.”

C.  This Certificate of Amendment has been duly adopted and approved by the Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of Delaware Corporate Law, and the Corporation’s stockholders have given their written consent in accordance with Section 228(a) of the Delaware Corporate Law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed by its duly authorized officer this ____ day of _______________, 201_.

FANTEX, INC.

By:
Cornell “Buck” French, Chief Executive Officer